Exhibit 4.1

Execution Version

WEIGHT WATCHERS INTERNATIONAL, INC.

as Issuer,

the Guarantors named herein

and

THE BANK OF NEW YORK MELLON

as Trustee,

INDENTURE

Dated as of November 29, 2017

$300,000,000

8.625% Senior Notes due 2025

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APPENDIX & EXHIBITS

ANNEX I — Rule 144A / Regulation S

EXHIBIT 1 to Rule 144A / Regulation S — Form of Initial Note

EXHIBIT A — Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

EXHIBIT B — Form of Incumbency Certificate

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INDENTURE, dated as of November 29, 2017 (this “Indenture”), among WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation (“Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto and THE BANK OF NEW YORK MELLON, as Trustee.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 8.625% Senior Notes due 2025 issued on the date hereof (the “Initial Notes”) and to provide therefor each of the Issuer and the Guarantors has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of the Issuer and the Guarantors, in accordance with their and its terms.

Each of the parties hereto is entering into this Indenture for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (i) the Issuer’s Initial Notes and (ii) any Additional Notes (as defined herein) that may be issued from time to time under this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.01.    Rules of Construction.

(a)    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)    all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5)    “or” is not exclusive;

(6)    “including” means including without limitation; and

(7)    all references to the date the Notes were originally issued shall refer to the Issue Date.

(b)    When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer (which election may be made on the date of such acquisition), be the date the definitive agreements for such Limited Condition Acquisition are entered into (or, in the event that the Limited Condition Acquisition is being made by way of a tender offer or scheme of arrangement or similar scheme, the date of the public announcement of such transaction) and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Liens, Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA or Total Assets of the Issuer or the target company for the Applicable Measurement Period) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that (a) if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized and (b) if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including the Limited Condition Acquisition and any incurrence of Liens, Indebtedness and the use of proceeds thereof in connection therewith) shall be deemed to have occurred on the date such definitive agreement is entered into for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition unless and until such Limited Condition Acquisition has been abandoned, as determined by the Issuer, prior to the consummation thereof. For the avoidance of doubt, if the Issuer has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the date on which the definitive acquisition agreements for the applicable Limited Condition Acquisition were entered into and prior to or on the date of the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted under this Indenture.

(c)    Any calculation or measure that is determined with reference to the Issuer’s financial statements (including, without limitation, Applicable Measurement Period, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Fixed Charge Coverage Ratio, Fixed Charges, Permitted Receivables Financing, Total Assets and Section 10.10(a)(3)(A)) may be determined with reference to the financial statements of a Parent Entity of the Issuer instead, so long as such Parent Entity does not hold any material assets other than, directly or indirectly, the Equity Interests of the Issuer (as determined in good faith by the Board or senior management of the Issuer).

(d)    For purposes of determining any calculation or measure as of any Applicable Calculation Date (including, without limitation, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Fixed Charge Coverage Ratio, Fixed Charges, Permitted Receivables Financing and Total Assets) under this Indenture, the U.S. dollar equivalent amount of any amount denominated in a foreign currency shall be calculated by the Issuer, to the extent not already reflected in U.S. dollars in the relevant financial statements (which may be internal), based on the relevant currency exchange rate in effect as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date.

SECTION 1.02.    Definitions.

“Acceptable Commitment” has the meaning specified in Section 10.17 of this Indenture.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05 of this Indenture.

“Additional Assets” means (1) any property or other assets used or useful in a Similar Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary of the Issuer as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer; provided, however, that any Restricted Subsidiary described in clause (2) or (3) above is engaged in a Similar Business.

“Additional Notes” means any Notes issued by the Issuer pursuant to Section 3.13.

“Adjusted Net Assets” has the meaning specified in Section 12.05 of this Indenture.

“Advance Offer” has the meaning specified in Section 10.17 of this Indenture.

“Advance Portion” has the meaning specified in Section 10.17 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 10.13 of this Indenture.

“Agent” means any Note Registrar, Transfer Agent, co-registrar, Paying Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorized such agent to perform.

“Appendix” has the meaning specified in Section 2.01 of this Indenture.

“Applicable Calculation Date” means the applicable date of determination for (i) Consolidated Secured Debt Ratio, (ii) Consolidated Total Debt Ratio, (iii) Fixed Charge Coverage Ratio, (iv) Consolidated EBITDA or (v) Total Assets.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Issuer immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at December 1, 2020 (such redemption price being set forth in the table appearing in Section 11.01), plus (ii) all required interest payments due on such Note through December 1, 2020 (excluding accrued but unpaid interest to the Redemption Date), computed by the Issuer on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium Deficit” has the meaning specified in Section 4.01 of this Indenture.

“Asset Sale” means:

(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)    the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 10.11), whether in a single transaction or a series of related transactions, in each case, other than:

(a)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out property or equipment or other assets, in each case, in the ordinary course of business, or any disposition of inventory, immaterial assets or goods (or other assets), property or equipment held for sale or no longer used or useful in, or economically practicable to maintain in the conduct of, the business of the Issuer and any of its Subsidiaries;

(b)    the disposition of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)    any disposition, issuance or sale in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 10.10 or any Permitted Investment;

(d)    any disposition of property or assets, or issuance or sale of Equity Interests of any Restricted Subsidiary, in any single transaction or series of related transactions with an aggregate fair market value of less than the greater of (x) $50.0 million and (y) 3.75% of Total Assets of the Issuer as of the end of the Applicable Measurement Period;

(e)    any disposition of property or assets, or issuance of securities by a Restricted Subsidiary, to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f)    any disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of similar replacement property or (iii) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)     the lease, assignment, sublease, license or sublicense of any real or personal property (including the provision of software under an open source license) in the ordinary course of business or consistent with past practice;

(h)     any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)     foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed in lieu of condemnation or otherwise) with respect to assets or the granting of Liens not prohibited by this Indenture, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;

(j)     sales or discounts (with or without recourse) (including by way of assignment or participation) of (i) accounts receivable, or participations therein, in connection with the collection or compromise thereof (including sales to factors or other third parties) and (ii) receivables, or participations therein, and related assets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are receivables, or participations therein, and related assets, pursuant to any Permitted Receivables Financing;

(k)     [reserved];

(l)     any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business or consistent with past practice;

(m)     the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other assets in the ordinary course of business or consistent with past practice or the conversion of accounts receivable for notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(n)     the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice or that is immaterial;

(o)     the unwinding of any Hedging Obligations or Cash Management Obligations;

(p)     sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse, abandonment or invalidation of intellectual property rights, which in the reasonable determination of the Board of the Issuer or the senior management thereof are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, or are no longer used or useful or no longer economically practicable or commercially reasonable to maintain;

(r)     the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(s)     the disposition of any assets (including Equity Interests) (i) acquired in a transaction, which assets are not used or useful in the core or principal business of the Issuer and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition; and

(t)    any disposition of property or assets of a Foreign Subsidiary the Net Proceeds of which the Issuer has determined in good faith that the repatriation of such Net Proceeds (i) is prohibited or subject to limitations under applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation); provided that when the Issuer determines in good faith that repatriation of any of such Net Proceeds (i) is no longer prohibited or subject to limitations under such applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such amount at such time shall be considered the Net Proceeds in respect of an Asset Sale.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Offer” has the meaning specified in Section 10.17(c) of this Indenture.

“Asset Sale Proceeds Application Period” has the meaning specified in Section 10.17(b) of this Indenture.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law and the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Board Resolution” means a duly adopted resolution of the Board or any committee of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as applied to any Person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Issue Date.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)     United States dollars;

(2)     (a) Canadian dollars, Australian dollars, Chinese yuan, Japanese yen, euro, pound sterling or any national currency of any participating member state of the EMU; or

(b) other currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3)     securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof as a full faith and credit obligation of the U.S. government, with average maturities of 24 months or less from the date of acquisition;

(4)     certificates of deposit, time deposits and eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(5)     repurchase obligations for underlying securities of the types described in clauses (3), (4) and (10) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)     commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (4) above, in each case, with average maturities of 36 months after the date of creation thereof;

(7)     marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8)     investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

(9)     securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 36 months from the date of acquisition thereof;

(10)     readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(11)     Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(12)     Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(13)     in the case of investments by any Foreign Subsidiary of the Issuer, investments for cash management purposes of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates; and

(14)     investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (4) above, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (1) through (13) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations of the Issuer or any of its Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“Change of Control” means the occurrence of one or more of the following events after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate or appoint a majority of the directors of the Issuer.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of a Person (the “Subject Person”) held by a parent of such Subject Person unless it owns more than 50% of the total voting power of the Voting Stock of such parent.

“Change of Control Offer” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Payment” has the meaning specified in Section 10.16(a) of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 10.16(a) of this Indenture.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“consolidated” or “Consolidated” means, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated EBITDA” means, as of any Applicable Calculation Date, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

(1) without duplication and to the extent already deducted (and not added back) or not included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(a) Fixed Charges of such Person for such period and, to the extent not reflected in Fixed Charges, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, debt rating monitoring fees and costs of surety bonds in connection with financing activities, plus items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (n) thereof,

(b) provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital, and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds), including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest relating to such taxes or arising from any tax examinations, and the net tax expense associated with any adjustment made pursuant to clauses (1) through (18) of the definition of “Consolidated Net Income” and (without duplication) any payments to a Parent Entity pursuant to Section 10.10(b)(13) in respect of such taxes,

(c) the total amount of depreciation and amortization expense (including amortization of deferred financing fees or costs, internal labor costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, conversion costs and contract acquisition costs) and intangible assets established through purchase accounting of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP,

(d) any other non-cash charges, including any write offs, write downs, expenses, losses or items and any non-cash impact of recapitalization or purchase accounting and accounting changes or restatements (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(e) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof,

(f) (i) any charges, costs, expenses, accruals or reserves in connection with the rollover or acceleration of Equity Interests held by directors, officers, managers and/or employees of such Person or any of its Restricted Subsidiaries or Parent Entities, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income for such period and (ii) the amount of fees, expenses and indemnities paid to directors, including of the Issuer or any Parent Entity thereof,

(g) losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing,

(h) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (3) below for any previous period and not added back,

(i) any costs or expenses incurred by such Person or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of such Person or net proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock),

(j) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature,

(k) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (b) and (c) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary),

(l) [reserved], plus

(m) adjustments consistent with Regulation S-X of the Securities Act, plus

(2) without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to any Specified Event (as defined below) projected by such Person in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of such Person), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of such Person or any of its Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or such Person) with respect to any investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, New Project, Subsidiary designation, restructuring, cost saving initiative or other initiative (collectively, a “Specified Event”), whether initiated, before, on or after the Issue Date, within 24 months after such Specified Event (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (i) such cost savings are reasonably quantifiable and factually supportable (whether or not permitted to be added back under the rules and regulations of the SEC), (ii) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (2) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (1) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (iii) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to such Person or any of its Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Applicable Measurement Period;

less

(3) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(a) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period), and

(b) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary added (and not deducted) in such period from Consolidated Net Income, in each case, as determined on a consolidated basis for such Person and its Restricted Subsidiaries. For purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated EBITDA of such Person and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio (other than as set forth in the first proviso to the first paragraph of such definition).

“Consolidated Interest Expense” means, with respect to any Person and its Restricted Subsidiaries, the sum of (1) cash interest expense (including that attributable to Capitalized Lease Obligations), net of (i) cash interest income and (ii) non-cash interest income resulting from the amortization of original issue premium from the issuance of Indebtedness of such Person and its Restricted Subsidiaries, of such Person and its Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus (2) non-cash interest expense resulting solely from (i) the amortization of original issue discount from the issuance of Indebtedness of such Person and its Restricted Subsidiaries at less than par, other than with respect to Indebtedness issued in connection with the Refinancing Transactions, and (ii) pay-in-kind interest expense of such Person and its Restricted Subsidiaries but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than specifically referred to in clause (2) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (e) any cash interest expense consisting of “additional interest” or “special interest” for failure to timely comply with registration rights obligations, (f) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to any acquisition or Investment, (g) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, (h) penalties and interest relating to taxes, (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (j) any interest expense attributable to a Parent Entity resulting from push-down accounting, (k) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, all as calculated on a consolidated basis in accordance with GAAP, (l) any capitalized interest, whether paid in cash or otherwise, and any other non-cash interest expense, (m) any expensing of bridge, arrangement, structuring, commitment or other financing fees or closing payments (excluding, for the avoidance of doubt, any commitment fees), and (n) any lease, rental or other expense in connection with Non-Capitalized Lease Obligations.

For purposes of this definition, interest on a capital lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person for such period, determined on a consolidated basis, excluding (and excluding the effect of), without duplication:

(1) extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and plants’ or facilities’ opening costs and other business optimization expenses (including related to new product or service introductions and other strategic or cost savings initiatives), any expense or charge related to the refresh, renovation or remodeling of stores or new store concepts, restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Issue Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, recruitment, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or bases and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments),

(2) the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income, whether effective through a cumulative effect adjustment or a retroactive application,

(3) [reserved],

(4) the net income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Person to the referent Person or a Restricted Subsidiary thereof during such period,

(5) any costs, fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, asset disposition, spin-off transaction, issuance or repayment of Indebtedness, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805—Business Combinations and gains or losses associated with FASB Accounting Standards Codification Topic 460—Guarantees) including (i) such fees, expenses or charges related to the Refinancing Transactions, and (ii) any amendment or other modification of the Notes, the Senior Credit Facilities or other Indebtedness; plus,

(6) any income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid),

(7) [reserved],

(8) (i) expenses and costs that result from the issuance, rollover, acceleration or payment of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements, including with respect to any profits interest relating to membership interests or partnership interests in any limited liability company or partnership or any such charge or expense arising from grants of stock appreciation or similar rights, options, restricted stock or equity incentive payments and (ii) the amount of payments made to option, phantom equity or profits interests holders of such Person or any of its Parent Entities in connection with, or as a result of, any distribution made to equity holders of such Person or its Parent Entities, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were equity holders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case, to the extent permitted under this Indenture (including expenses relating to distributions made to equity holders of such Person or any of its Parent Entities resulting from the application of FASB Accounting Standards Codification Topic 718—Compensation—Stock Compensation),

(9) any income (loss) attributable to deferred compensation plans or trusts,

(10) any gain (loss) on asset sales, disposals or abandonments (other than (i) asset sales, disposals or abandonments in the ordinary course of business and (ii) unless the Issuer otherwise elects, assets held for sale) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(11) any non-cash gain (loss) attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments in such period; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(12) any non-cash gain (loss) related to currency remeasurements of Indebtedness (including with respect to Indebtedness and the net loss or gain resulting from Hedging Obligations for currency exchange risk and revaluations of intercompany balances and other balance sheet items),

(13) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(14) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities),

(15) solely for the purpose of determining the amount available for Restricted Payments under Section 10.10(a)(3)(A), the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions arising pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in this Indenture (as determined by the Company in good faith)) unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or released (or the Issuer reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release); provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or, if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(16) any non-cash interest expense or non-cash interest income, in each case, to the extent that there is no associated cash disbursement or receipt,

(17) realized or unrealized foreign exchange gains or losses resulting from the impact of foreign currency changes on the valuation of assets and liabilities on the balance sheet of such Person and its Restricted Subsidiaries, and

(18) income or expense related to changes in the fair value of contingent liability in connection with earn-out obligations and similar liabilities in connection with any acquisition or Investments permitted under this Indenture.

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method or purchase accounting, including applying acquisition method or purchase accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries), as a result of any acquisition or Investment consummated prior to the Issue Date and any other acquisition (by merger, consolidation, amalgamation or otherwise) or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from liability, casualty or business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Indenture (net of any amount so added back in any prior period to the extent not so reimbursed within a two year period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Consolidated Secured Debt Ratio” means, as of any Applicable Calculation Date, with respect to any Person and its Restricted Subsidiaries, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries that is secured by a Lien, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) such Person’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio; provided that, for purposes of the calculation of Consolidated Secured Debt Ratio, in connection with (x) the incurrence of any Indebtedness pursuant to Section 10.11(b)(1) or (y) the incurrence of any Lien pursuant to clause (34) of the definition of “Permitted Liens,” such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be, as being incurred or secured, as the case may be, as of the Applicable Calculation Date and (i) any subsequent incurrence of such Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of subsequent calculations of the Consolidated Secured Debt Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

“Consolidated Total Debt Ratio” means, as of any Applicable Calculation Date, with respect to any Person and its Restricted Subsidiaries, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) such Person’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio; provided that, for purposes of the calculation of Consolidated Total Debt Ratio, in connection with the incurrence of any Indebtedness pursuant to the Section 10.11, such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be incurred (or any commitment in respect thereof) as being incurred as of the

Applicable Calculation Date and (i) any subsequent incurrence of such Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of subsequent calculations of the Consolidated Total Debt Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

“Consolidated Total Indebtedness” means, as of any date of determination, with respect to any Person and its Restricted Subsidiaries, an amount equal to (a) the sum of (1) the aggregate principal amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, Obligations in respect of Capitalized Lease Obligations and third-party debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, (A) all undrawn amounts under revolving credit facilities (except to the extent of any Elected Amount), (B) Hedging Obligations, (C) performance bonds or any similar instruments, (D) all Obligations relating to Permitted Receivables Financings and (E) the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any acquisition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) or other Investment) and (2) the aggregate amount of all outstanding Disqualified Stock of Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP less (b) all cash and Cash Equivalents of such Person and its Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in good faith by the Board or senior management of such Person.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)    to advance or supply funds:

(a)    for the purchase or payment of any such primary obligation, or

(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other Persons.

“Corporate Trust Office” means 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning specified in Section 13.03 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 10.18(a) of this Indenture.

“Credit Facility” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 10.11 or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07(b) of this Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 10.17.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 10.10(a)(3).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock of such Person or any Parent Entity thereof that would not otherwise constitute Disqualified Stock, and other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer Outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or Parent Entities in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of the Issuer (or the compensation committee thereof) shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Restricted Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Elected Amount” has the meaning set forth in the definition of “Consolidated Secured Debt Ratio.”

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common equity or Preferred Stock of the Issuer or any Parent Entity (excluding Disqualified Stock), other than:

(1)    public offerings with respect to the Issuer’s or any Parent Entity’s common stock registered on Form S-8;

(2)    issuances to any Subsidiary of the Issuer; and

(3)    any such public or private sale or issuance that constitutes an Excluded Contribution.

“Equityholding Vehicle” means any Parent Entity of the Issuer and any equityholder thereof through which former, current or future officers, directors, employees, managers or consultants of the Issuer or any of its Subsidiaries or Parent Entities hold Capital Stock of such Parent Entity.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth in Section 5.01 of this Indenture.

“Excess Proceeds” has the meaning set forth in Section 10.17(c) of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (with respect to the definitions of “Change of Control” and “Permitted Holders” only, as in effect on the Issue Date).

“Excluded Contribution” means net cash proceeds, the fair market value of marketable securities or the fair market value of Qualified Proceeds received by the Issuer from:

(1)     contributions to its common equity capital;

(2)     dividends, distributions, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries; and

(3)     the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer within 10 Business Days of the date such capital contributions are made, the date such dividends, distributions, fees or other payments are received or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 10.10(a)(3); provided that any such dividends, distributions, fees or other payments so designated pursuant to clause (2) of this definition shall be excluded from the definition of “Consolidated Net Income” for all purposes under this Indenture.

“fair market value” means, with respect to any Investment, asset, property or liability, the fair market value of such Investment, asset, property or liability as determined in good faith by the Board or senior management of the Issuer.

“FATCA” has the meaning set forth in Section 1.20 of this Indenture.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any Applicable Calculation Date, the ratio of Consolidated EBITDA of such Person for the Applicable Measurement Period to the Fixed Charges of such Person for such Applicable Measurement Period. In the event that such Person or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that the pro forma calculation (other than, with respect to Section 10.11(b)(14)(x), Indebtedness incurred pursuant to Section 10.11(b)(14)(x)) shall not give effect to any Indebtedness incurred on the Applicable Calculation Date pursuant to Section 10.11(b); provided, further, that for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to Section 10.11(a), such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be incurred (or any commitment in respect thereof) as being incurred as of the Applicable Calculation Date and (i) any subsequent incurrence of such Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for subsequent calculations of the Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) and operational changes that have been made by the Issuer or any of its Restricted Subsidiaries during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, disposed operations and operational changes (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period; provided that, for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, any change in any associated fixed charge obligations and any change in Consolidated EBITDA of such Person or business as a result of the disposition shall be excluded pursuant to this paragraph until such disposition shall have been consummated. If any Person that subsequently became a Restricted Subsidiary (including pursuant to a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary) or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries during such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation (including any spin-off transaction) and operational changes during such period that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, disposed operation or operational changes had occurred at the beginning of the Applicable Measurement Period. For the avoidance of doubt, in the event that a Subsidiary was previously designated as an Unrestricted Subsidiary but was redesignated as a Restricted Subsidiary during or subsequent to the Applicable Measurement Period and is a Restricted Subsidiary as of the Applicable Calculation Date, the computation referred to above shall be calculated on a pro forma basis assuming that such redesignation as a Restricted Subsidiary (and the change in any associated fixed charge obligations and any change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any Asset Sale or other disposition or such Investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction, in each case calculated in accordance with and permitted by clause (2) of the definition of “Consolidated EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the Applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(1)    Consolidated Interest Expense of such Person for such period;

(2)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Funding Guarantor” has the meaning specified in Section 12.05 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Issuer or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give written notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

If there occurs a change in generally accepted accounting principles occurring after the Issue Date (including with respect to the treatment of leases in the definition of “Capitalized Lease Obligations”, operating leases and revenue recognition) and such change would cause a change in the method of calculation of any term or measure used in this Indenture (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means each Subsidiary of the Issuer that executes this Indenture as a Guarantor on the Issue Date and each other Affiliate of the Issuer that thereafter guarantees the Notes in accordance with the terms of this Indenture, until, in each case, such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined below), and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“IFRS” means the international accounting standards as promulgated by the International Accounting Standards Board.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law

(including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation, fund or trust that is controlled by any of the foregoing individuals or any donor-advised foundation, fund or trust of which any such individual is the donor.

“incur” has the meaning specified in Section 10.11 of this Indenture.

“incurrence” has the meaning specified in Section 10.11 of this Indenture.

“Indebtedness” means, with respect to any Person on any date of determination, the principal amount in respect of, without duplication:

(1) indebtedness of such Person:

(a) in respect of borrowed money, including indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments or reimbursement obligations in respect of letters of credit;

(b) representing any balance deferred and unpaid portion of the purchase price of any property (including pursuant to Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation, if not paid within 120 days of becoming due and payable, is reflected as a liability on the balance sheet of such Person in accordance with GAAP; or

(c) representing any net Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in clauses (a) through (c) (other than net Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Entity appearing on the balance sheet of the Issuer solely by reason of push down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, all guarantees in respect of such indebtedness specified in clause (1) of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any assets owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (x) the fair market value of such assets at such date of determination and (y) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) accrued expenses and royalties, (C) obligations under or in respect of operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations) and Permitted Receivables Financing, (D) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days or (E) any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business.

For all purposes hereof, the Indebtedness of the Issuer and its Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the first recital of this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch or the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Securities” means:

(1)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(3)    investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business or consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 10.10:

(1)    “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)    the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)    the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Issuer; and

(3)    if the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means each of (1) Artal Group S.A. and its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates and (2) Oprah Winfrey and her Affiliates and Immediate Family Members, and also upon Oprah Winfrey’s death, (a) any Person who was an Affiliate of Oprah Winfrey that upon her death directly or indirectly owns Equity Interests in any Parent Entity of the Issuer, the Issuer or any Subsidiary and (b) Oprah Winfrey’s heirs, executors and/or administrators.

“Issue Date” means November 29, 2017.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer thereof, and delivered to the Trustee.

“Legal Defeasance” has the meaning specified in Section 13.02 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (as determined under GAAP on the Issue Date) be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition or Investment, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Management Investors” means the former, current or future officers, directors, employees and managers (and Controlled Investment Affiliates and Immediate Family Members of the foregoing) of the Issuer, any Restricted Subsidiary or any Parent Entity of the Issuer who are or become direct or indirect investors in the Issuer, any Parent Entity of the Issuer or any Equityholding Vehicle, including any such officers, directors, employees and managers owning through an Equityholding Vehicle.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds and the fair market value of any Cash Equivalents received by the Issuer and any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) the fees, out-of-pocket expenses and other direct costs relating to such Asset Sale or the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting, consulting, investment banking and other customary fees, underwriting discounts and commissions, survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions and any relocation expenses incurred as a result thereof), (2) all federal, state, provincial, foreign and local taxes paid or reasonably estimated to be payable as a result thereof (including transfer taxes, deed or mortgage recording taxes and estimated taxes payable in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness (other than any unsecured Indebtedness) required (other than required by Section 10.17(b)) to be paid as a result of such transaction, (4) the pro rata portion of Net Proceeds thereof (calculated without regard to this clause (4)) attributable to minority interests and not available for distribution to or for the account of the Issuer and its Restricted Subsidiaries as a result thereof, (5) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (6) any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP in respect of adjustments to the sale price of such asset being disposed of or against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (7) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to the Issuer or any of its Restricted Subsidiaries and (8) the amount of any liabilities (other than Indebtedness in respect of the Senior Credit Facilities and the Notes) directly associated with such asset being sold and retained by the Issuer or any of its Restricted Subsidiaries. Any non-cash consideration received in connection with any Asset Sale that is subsequently converted to cash shall become Net Proceeds only at such time as it is so converted.

“New Project” means (a) each facility or operating location which is either a new facility, location or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, location or office owned by the Issuer or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Capitalized Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.

“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to the Issuer and its Restricted Subsidiaries (except for any customary limited recourse that is applicable only to Subsidiaries that are not Guarantors, that is customary in the relevant local market, and reasonable extensions thereof).

“Note Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.02.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes; provided that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the Offering Memorandum dated November 20, 2017 relating to the offering of the Notes.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, the General Counsel, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of the Issuer or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) and is delivered to the Trustee. The counsel may be an employee of, or counsel to, the Issuer.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)    Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture;

(3)    Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4)    Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent Entity” means any Person that, with respect to another Person, owns more than 50% of the total voting power of the Voting Stock of such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of the Issuer.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.17.

“Permitted Holders” means (1) each of the Investors, the Management Investors (including any Management Investors holding Equity Interests through an Equityholding Vehicle) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing, any Permitted Parent or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, such Investors, Management Investors (including such Equityholding Vehicle), Permitted Parent and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of the Issuer held by such group, (2) any Permitted Parent and (3) any Permitted Plan. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership or assets or properties of the Issuer constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)     any Investment in the Issuer or any of its Restricted Subsidiaries (including guarantees of obligations of its Restricted Subsidiaries);

(2)     any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)     any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit, product line or line of business, including research and development and related assets in respect of any product) that is engaged, directly or indirectly, in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary); or

(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit, product line or line of business) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer, conveyance or redesignation;

(4)    any Investment in securities or other assets (including earn-outs) not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.17 or any other disposition of assets not constituting an Asset Sale;

(5)    any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6)    any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(i)    in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(ii)    in satisfaction of judgments against other Persons;

(iii)    as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(iv)    received in compromise or resolution of (A) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary or consistent with past practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, or (B) litigation, arbitration or other disputes;

(7)    Hedging Obligations permitted under Section 10.11(b)(10);

(8)    any Investment (i) in a Similar Business having an aggregate fair market value (with the fair market value of such Investment being measured at the time of committing, declaring or determining to make such Investment and without giving effect to subsequent changes in value), taken together with all other Investments made, declared or committed or determined to be made (unless such declaration, commitment or determination has been rescinded, revoked or otherwise terminated) pursuant to this clause (8) that are at that time outstanding, not to exceed at the time of such Investment the greater of (a) $125.0 million and (b) 10.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period (the greater of such amounts, the “Similar Basket Amount”) and (ii) without duplication with clause (i), in an amount equal to the amount by which aggregate net cash proceeds from any sale or disposition of, or any distribution or returns in respect of, Investments made in reliance on clause (i) exceeds the Similar Basket Amount and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(3); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9)    Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 10.10(a)(3);

(10)    guarantees of Indebtedness permitted (and permitted to be guaranteed) under the covenant described in Section 10.11 and Investments consisting of Liens permitted under the covenant described under Section 10.12;

(11)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 10.13(b) (except transactions described in Section 10.13(b)(2), (5) and (9));

(12)    any Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)    additional Investments (i) having an aggregate fair market value (with the fair market value of such Investment being measured at the time of committing, declaring or determining to make such Investment and without giving effect to subsequent changes in value), taken together with all other Investments made, declared, committed or determined to be made (unless such declaration, commitment or determination has been rescinded, revoked or otherwise terminated) pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed at the time of such Investment the greater of (x) $50.0 million and (y) 3.75% of Total Assets of the Issuer as of the end of the Applicable Measurement Period (the greater of such amounts, the “General Basket Amount”) and (ii) without duplication with clause (i), in an amount equal to the amount by which aggregate net cash proceeds from any sale or disposition of, or any distribution or returns in respect of, Investments made in reliance on clause (i) exceeds the General Basket Amount and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(3); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)    Investments in Receivables Subsidiaries in the form of assets required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and Cash Equivalents to Receivables Subsidiaries to finance the purchase of such assets from the Issuer or any Restricted Subsidiary or to otherwise fund required reserves);

(15)    loans and advances to, or guarantees of Indebtedness of, officers, directors, managers, employees and consultants not in excess of the greater of (x) $15.0 million and (y) 1.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period, in the aggregate, outstanding at the time of such Investment;

(16)    loans and advances to officers, directors, managers, employees and consultants for business-related travel expenses, moving or relocation expenses, entertainment, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice, or to fund such Person’s purchase of Equity Interests of the Issuer or any Parent Entity;

(17)    advances, loans or extensions of trade credit (including the creation of receivables) or prepayments to suppliers or lessors or loans or advances made to distributors, and performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice;

(18)    Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice and any earnest money deposits in connection therewith;

(19)     repurchases of the Notes;

(20)     Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(21)    Investments in (i) Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of such Investment being measured at the time of committing, declaring or determining to make such Investment and without giving effect to subsequent changes in value), taken together with all other Investments made, declared, committed or determined to be made (unless such declaration, commitment or determination has been rescinded, revoked or otherwise terminated) pursuant to this clause (21) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed at the time of such Investment the greater of (x) $75.0 million and (y) 6.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period (the greater of such amounts, the “Unrestricted Basket Amount”); provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21), and (ii) without duplication with clause (i), an amount equal to the amount by which aggregate net cash proceeds from any sale or disposition of, or any distribution or returns in respect of, Investments made in reliance on clause (i) exceeds the Unrestricted Basket Amount and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(3);

(22)    [reserved];

(23)     Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with past practice;

(24)     intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business or consistent with past practice in connection with cash management operations of the Issuer and its Subsidiaries;

(25)    any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(26)    contributions to a “rabbi” trust for the benefit of employees, directors, managers, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer or any Restricted Subsidiary;

(27)    non-cash Investments in connection with tax planning and reorganization activities;

(28)    guarantee obligations of the Issuer or any of its Restricted Subsidiaries in respect of leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;

(29)     guarantee obligations of the Issuer or any of its Restricted Subsidiaries in connection with the provision of credit card payment processing services; and

(30)    any other Investment; provided that on a pro forma basis after giving effect to such Investment the Consolidated Total Debt Ratio of the Issuer for the Applicable Measurement Period would be equal to or less than 4.5 to 1.00.

“Permitted Liens” means:

(1) Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Issuer or any of its Restricted Subsidiaries in accordance with GAAP, or for property taxes on property that the Issuer or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(2) Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, architects’ or construction contractors’ Liens and other similar Liens that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate actions or other Lien arising out of judgments or awards against the Issuer or any of its Restricted Subsidiaries with respect to which the Issuer or such Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review, if adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary in accordance with GAAP;

(3) Liens incurred or deposits made in the ordinary course of business or consistent with past practice (a) in connection with workers’ compensation, unemployment insurance, employers’ health tax, and other social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (b) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any of its Restricted Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (a);

(4) Liens incurred or deposits made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, public or statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), deposits as security for contested taxes or import duties or for payment of rent, performance and return of money bonds and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practice;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, restrictions, encroachments, protrusions, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) affecting real properties or Liens incidental to the conduct of the business of the Issuer and its Subsidiaries or to the ownership of their respective properties which were not incurred in connection with Indebtedness and which do not in any case materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(6)    Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(5)(ii);

(7)    Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Issuer or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted under Section 10.11;

(8)    (a) rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and (b) Liens securing, or otherwise arising from, judgments but not constituting an Event of Default under Section 5.01(5);

(9)    Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases or consignments entered into by the Issuer or any of its Restricted Subsidiaries;

(10)    Liens securing Indebtedness incurred under Credit Facilities, including any letter of credit facility relating thereto, that was, at the time such Indebtedness is deemed to be incurred, permitted or deemed to be permitted by the terms of this Indenture to be incurred pursuant to Section 10.11(b)(1);

(11)    Liens existing on the Issue Date (other than Liens incurred in connection with the Senior Credit Facilities);

(12)    Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (14), (19) and (28) of Section 10.11(b); provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(4) extend only to the assets purchased with the proceeds of such Indebtedness, accessions to such assets and the proceeds and products thereof, and any lease of such assets (including accessions thereto), the proceeds and the products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (b) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(14) shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary (including designating an Unrestricted Subsidiary as a Restricted Subsidiary), in any transaction to which such Indebtedness relates; (c) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(19) are solely on acquired property or Investment or extend only to the assets of the acquired entity, as the case may be, and the proceeds and products thereof; and (d) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(28) extend only to the assets of Restricted Subsidiaries that are not Guarantors;

(13)    Leases (including leases of aircraft), licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the business of the Issuer and its Restricted Subsidiaries, taken as a whole or (b) secure any Indebtedness;

(14)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15)    Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(16)    Liens (a) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such investment), and (b) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.17, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(17)    Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Restricted Subsidiary (including designating an Unrestricted Subsidiary as a Restricted Subsidiary), in each case after the Issue Date; provided that (a) such Lien was not created in contemplation of such acquisition (by a merger, consolidation or amalgamation or otherwise) or such Person becoming a Restricted Subsidiary (including designating an Unrestricted Subsidiary as a Restricted Subsidiary), (b) such Lien does not extend to or cover any other assets or property of such Person or any Restricted Subsidiary (other than accessions to such assets or property, the proceeds or products thereof, any lease of such assets (including accessions thereto), the proceeds and the products thereof and customary security deposits in respect thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted under this Indenture that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender) and (c) the Indebtedness secured thereby is permitted under Section 10.11;

(18)    any interest or title of a lessor under leases (other than leases constituting Capitalized Lease Obligations) entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(19)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(20)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (5) of the definition of “Cash Equivalents;”

(21)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(22)    Liens that are contractual rights of setoff or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or consistent with past practice or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(23)    ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Restricted Subsidiaries are located;

(24)    (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or (b) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business or consistent with past practice;

(25)    Liens on cash, Cash Equivalents and Permitted Investments used to satisfy or discharge Indebtedness;

(26)    Liens on receivables and related assets incurred in connection with Permitted Receivables Financings;

(27)    (A) receipt of progress payments and advances from customers in the ordinary course of business or consistent with past practice to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of the Issuer or any of its Restricted Subsidiaries securing the Issuer’s or such Restricted Subsidiary’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary or trade letters of credit issued or created for the account of the Issuer or such Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;

(28)    Liens securing Hedging Obligations permitted to be incurred under this Indenture;

(29)    Liens securing Obligations relating to any Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under Section 10.11;

(30)    Liens in favor of the Issuer or any Guarantor or the Trustee;

(31)    Liens on vehicles or equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business or consistent with past practice;

(32)    Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (11), (12), (16), (17), (32), (33) and (34) of this definition; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (11), (12), (16), (17), (32), (33) and (34) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (y) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including upfront fees, original issue discount or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement;

(33)    other Liens securing outstanding Indebtedness in an aggregate principal amount not to exceed, together with any Liens securing any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive modification, refinancing, refunding, restatement, exchange, extensions, renewals or replacements) under clause (32) above, the greater of (x) $75.0 million and (y) 6.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period at the time of incurrence;

(34)    Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under Section 10.11; provided that, with respect to Liens securing Obligations permitted under this clause (34), at the time of incurrence of such Obligations and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio of the Issuer for the Applicable Measurement Period would be no greater than 4.5 to 1.00;

(35)    (a) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, (b) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (c) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Issuer or any of its Subsidiaries in joint ventures;

(36)    Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(37)    agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with past practice;

(38) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness;

(39) Liens securing the Notes (other than any Additional Notes) and the related Note Guarantees;

(40) [reserved];

(41) Liens created in connection with a project financed with, and created to secure, Non-Recourse Indebtedness;

(42) Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;

(43) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(44) Liens securing Cash Management Obligations owed by the Issuer or any of its Restricted Subsidiaries to any lender under the Senior Credit Facilities or any Affiliate of such a lender;

(45) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement

(46) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with governmental authorities pertaining to the use or development of any of the real property of the Issuer or any of its Restricted Subsidiaries (including obligations to deliver letters of credit and other security) that do not materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries; and

(47) the right reserved to or vested in any governmental authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Issuer or any of its Restricted Subsidiaries, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuation thereof.

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption, (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition and (iii) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (34) above (giving pro forma effect only to the incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (34) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means (a) any Parent Entity that at the time it became a Parent Entity of the Issuer was a Permitted Holder pursuant to clause (1) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control and (b) any Public Company (or Wholly-Owned Subsidiary of such Public Company), except to the extent (and until such time as) any Person or group (other than a Permitted Holder) is deemed to be or becomes a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company (as determined in accordance with the provisions of the final paragraph of the definition of “Change of Control”).

“Permitted Plan” means any employee benefits plan of the Issuer or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Receivables Financing” means, collectively, (i) with respect to receivables of the type constituting any term securitizations, receivables securitizations or other receivables financings (including any factoring program), in each case that are non-recourse to the Issuer and its Restricted Subsidiaries (except for any customary limited recourse that is applicable only to Subsidiaries that are not Guarantors, that is customary in the relevant local market, and reasonable extensions thereof) and (ii) with respect to receivables (including, without limitation, trade and lease receivables) not otherwise constituting term securitizations, other receivables securitizations or other similar financings (including any factoring program), in each case in an amount not to exceed 85% of the book value of all accounts receivable of the Issuer and its Restricted Subsidiaries as of any date and that are non-recourse to the Issuer and its Restricted Subsidiaries (except for any customary limited recourse that is applicable only to Subsidiaries that are not Guarantors, that is customary in the relevant local market; provided that with respect to Permitted Receivables Financings incurred in the form of a factoring program under this clause (ii), the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Applicable Measurement Period).

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than the Issuer or any of its Restricted Subsidiaries).

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, and (b) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Issuer and any of its Parent Entities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Protected Purchaser” has the meaning specified in Section 3.06 of this Indenture.

“Public Company” means any Person with a class or series of Voting Stock that is traded on the New York Stock Exchange or the NASDAQ.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets). “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agency” means (1) S&P, Fitch and Moody’s or (2) if S&P, Fitch or Moody’s or each of them shall not make a corporate rating with respect to the Issuer or a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for any or all of S&P, Fitch or Moody’s, as the case may be, with respect to such corporate rating or the rating of the Notes, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Receivables Subsidiary in connection with, any Permitted Receivables Financing.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing.

“Redemption Date” has the meaning specified in Section 11.01 of this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“refinance” has the meaning specified in Section 10.11(b) of this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 10.11(b) of this Indenture.

“Refinancing Transactions” has the meaning set forth in “Summary—The Refinancing Transactions” in the Offering Memorandum.

“Refunding Capital Stock” has the meaning specified in Section 10.10(b) of this Indenture.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, any trust officer or any other officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 10.10 of this Indenture.

“Restricted Subsidiary” means, at any time, with respect to any Person, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of the Issuer.

“Reversion Date” has the meaning specified in Section 10.18 of this Indenture.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real property or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency thereto.

“Second Commitment” has the meaning specified in Section 10.17 of this Indenture.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the new revolving credit facility and the new term loan facility under the credit agreement to be entered into on or around the Issue Date by and among the Issuer, the guarantors party thereto, the lenders party thereto and the other agents party thereto as the same may be in effect from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Senior Indebtedness” means:

(1)    all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Note Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)    all (a) Hedging Obligations (and guarantees thereof) and (b) Cash Management Obligations (and guarantees thereof); provided that such Hedging Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3)    any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Note Guarantee; and

(4)    all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)    any obligation of such Person to the Issuer or any of its Subsidiaries;

(b)    any liability for federal, state, local or other taxes owed or owing by such Person;

(c)    any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)    any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(e)    that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning under Rule 1-02(w)(1) or (2) of Regulation S-X promulgated by the SEC.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, complementary, reasonably related, synergistic, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Special Purpose Entity” means a direct or indirect Subsidiary of the Issuer, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Issuer and/or one or more Subsidiaries of the Issuer.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07(b).

“Specified Event” has the meaning given to such term in the definition of “Consolidated EBITDA.”

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means, with respect to the Notes and the Note Guarantees:

(1)    any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)    any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person,

(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)    any partnership, joint venture, limited liability company or similar entity of which

(a)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Issuer’s or any of its Restricted Subsidiaries’ financial statements.

“Successor Company” has the meaning specified in Section 8.01 of this Indenture.

“Successor Guarantor” has the meaning specified in Section 8.02 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 10.18(a) of this Indenture.

“Suspension Period” has the meaning specified in Section 10.18(a) of this Indenture.

“Total Assets” means, as of any Applicable Calculation Date, with respect to any Person and its Restricted Subsidiaries, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Applicable Calculation Date; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Total Assets of such Person and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio (other than as set forth in the first proviso to the first paragraph of such definition).

“Treasury Capital Stock” has the meaning specified in Section 10.10(b) of this Indenture.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to December 1, 2020; provided, however, that if the period from such Redemption Date to December 1, 2020 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with Section 10.10;

(3) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing;

(4) on the date such Subsidiary is so designated, no Suspended Covenants shall be suspended pursuant to Section 10.18 unless such designation would have complied with Section 10.10 as if such covenant was in effect for the purposes of designating Unrestricted Subsidiaries from the Issue Date to the date of such designation; and

(5) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary).

If at any time any Unrestricted Subsidiary would fail to meet any of the preceding requirements, it will immediately thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property of such Subsidiary will be deemed to be incurred or made by a Restricted Subsidiary as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under this Indenture, the Issuer will be in Default under this Indenture.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under Section 10.11(a); or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)    the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)    the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned Restricted Subsidiary” of any Person means a Wholly-Owned Subsidiary of such Person that is a Restricted Subsidiary.

SECTION 1.03.    Compliance Certificates and Opinions Upon any application or request by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04.    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)    If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.06.    Notices, Etc., to Trustee, Issuer, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing via facsimile, email in PDF format or mailed, first class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office, or

(2)    the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing via facsimile, or email in PDF or mailed, first class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to Weight Watchers International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010, Facsimile: 212-589-2858, Attention: General Counsel and Secretary or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

A copy of all notices to any Agent shall be sent to the Trustee at the address show above. Any Person may change it address by giving notice of such change as set forth herein.

SECTION 1.07.    Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication (including posting of information as contemplated by Section 10.09) shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing; notices sent by overnight delivery service will be deemed given on the next Business Day after timely delivery to the courier; and notices given electronically shall be deemed given when receipt is acknowledged. Notice given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository. Any notices required to be given to the holders of Notes that are in global form will be given to the Depository in accordance with its customary procedures therefor.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices at the Depository.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

If a notice or communication is mailed in the manner provided in this Section 1.07 within the time prescribed, it is duly given, whether or not the addressee receives it except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.

SECTION 1.08.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 1.09.    Successors and Assigns. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.08 hereof.

SECTION 1.10.    Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.    Governing Law; Submission to Jurisdiction. This Indenture, the Notes and any Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTE GUARANTEES, OR THE NOTES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

SECTION 1.13.    Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Change of Control Payment Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest or other required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date or at the Stated Maturity or Maturity; provided, that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or Maturity, as the case may be.

SECTION 1.14.    No Personal Liability of Directors, Managers, Officers, Employees and Stockholders. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities (other than the Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 1.15.    [Reserved]

SECTION 1.16.    Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.17.    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 1.18.    Waiver of Jury Trial. EACH OF THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

SECTION 1.19.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.20.    FATCA. In order to comply with Sections 1471 – 1474 of the Code, any current or future regulations or official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing, any similar law or regulations adopted pursuant to such an intergovernmental agreement or any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”) that a foreign financial institution, issuer, trustee, paying agent, or other party is or has agreed to be subject to related to this Indenture, the Issuer agrees (i) to use commercially reasonably efforts to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA for which the Trustee shall not have any liability. The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

ARTICLE TWO

NOTE FORMS

SECTION 2.01.    Form and Dating. Provisions relating to the Initial Notes are set forth in Annex I attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

SECTION 2.02.    Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by at least one Officer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signature of an individual who was at any time the proper Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Initial Notes in the aggregate principal amount of $300,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, specifying the principal amount and registered Holder of each Note, directing the Trustee to authenticate the Notes and deliver the same to the persons named in such Issuer Order and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuer may, in accordance with Section 3.13, deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, specifying the principal amount of and registered Holder of each Note, directing the Trustee to authenticate the Additional Notes and deliver the same to the Persons named in such Issuer Order and certifying that the issuance of such Additional Notes is in compliance with Section 10.11 of this Indenture and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes. In each case, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Issuer as to such matters as it may reasonably require in connection with such authentication of Notes; provided that no Opinion of Counsel under Section 1.03 shall be required in connection with the authentication of the Initial Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Issuer or any Guarantor, pursuant to Article Eight of this Indenture, shall be merged, consolidated or amalgamated with or into or wind up into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in case of the Issuer, or all or substantially all of the properties or assets of such Guarantor in case of a Guarantor, to any Person, and the successor Person (other than the Issuer or such Guarantor, as applicable) formed by or surviving any such merger, consolidation or amalgamation or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

ARTICLE THREE

THE NOTES

SECTION 3.01.    Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided that any Additional Notes issued under this Indenture are issued in accordance with Sections 2.02, 3.13 and 10.11 hereof, as part of the same series as the Initial Notes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be known and designated as the “8.625% Senior Notes due 2025” of the Issuer. The Stated Maturity of the principal of Notes shall be December 1, 2025, and the Notes shall bear interest at the rate of 8.625% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on June 1, 2018 and semi-annually thereafter in arrears on June 1 and December 1 of each year, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business (if applicable) on the May 15 and November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent maintained for such purpose as set forth in Section 3.02, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders or by wire transfer; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures.

Holders shall have the right to require the Issuer to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 10.16. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 10.17.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of (and premium, if any) and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 3.02.    Note Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain one or more Paying Agents for the Notes in New York. The Issuer hereby appoints the Trustee as the initial Paying Agent.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder upon the written request of such Holder.

The Issuer will also maintain a registrar (the “Note Registrar”) with offices in New York. The Issuer will also maintain a transfer agent (each, a “Transfer Agent”) in New York. The Issuer hereby appoints the Trustee as the initial Note Registrar and Transfer Agent. The Note Registrar and the Transfer Agent shall keep a register of the Notes and of their transfer and exchange (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein referred to as the “Note Register”) and will facilitate transfer of Notes on behalf of the Issuer. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Issuer may change the Paying Agents, the Note Registrars or the Transfer Agents without prior notice to the Holders. The Issuer may have one or more co-registrars and one or more additional Paying Agents. The term “Note Registrar” includes any co-registrars. For the avoidance of doubt, there shall only be one Note Register.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Issuer or any of its Subsidiaries may act as Paying Agent or Note Registrar.

The Issuer acknowledges that neither the Trustee nor any Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.

SECTION 3.03.    Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 3.04.    Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.05.    Registration of Transfer and Exchange.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.02, 3.04, 9.06, 10.16, 10.17 or 11.09 not involving any transfer.

SECTION 3.06.    Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity to save each of them harmless from any claim, loss, cost or liability resulting from such lost or stolen Note, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.07.    Payment of Interest; Interest Rights Preserved.

(a)    Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business (if applicable) on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided that, subject to Section 3.01 hereof, each installment of interest may at the Issuer’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (2) transfer to an account maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium on, if any, and interest on, all Notes in global form and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer and the Paying Agent; provided that for Notes not in global form the Paying Agent shall have received from the Holders satisfactory wire transfer instructions at least 10 calendar days prior to the related payment date and subject to surrender of the Note in the case of payments of principal and premium, if any.

(b)    Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)    the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.07, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)    the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)    Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 3.08.    Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.    Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be cancelled by the Trustee in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be cancelled by the Trustee in accordance with its customary procedures. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee upon receipt of an Issuer Order and in accordance with its customary procedures.

SECTION 3.10.    Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11.    Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

SECTION 3.12.    CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use CUSIP, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee may use such “CUSIP, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to

Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP, ISINs and “Common Code” numbers applicable to the Notes.

SECTION 3.13.    Issuance of Additional Notes. The Issuer may, subject to Section 2.02 and Section 10.11 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the “Additional Notes”), except, if applicable, the initial Interest Payment Date and the initial interest accrual date. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided, that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01.    Satisfaction and Discharge of Indenture. This Indenture shall be discharged and cease to be of further effect as to all Notes and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)    either:

(A)    all Notes theretofore authenticated and delivered (except (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B)

(i)    all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable by reason of the making of a notice of redemption or otherwise; (y) will become due and payable within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(ii)    the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount (including scheduled payments thereon) sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation (without further investment or reinvestment thereon), for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(iii)    no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and

(iv)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be;

(2)    the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and

(3)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (B)(i), (ii), (iii) and (iv).

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.12 and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02.    Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money or U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) of the principal (and premium, if any) and interest for whose payment such money or U.S. Government Obligations has been deposited with the Trustee; but such money or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 4.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes. The Trustee shall also deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Satisfaction and Discharge, as applicable, in accordance with Article Four.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.01; provided that if the Issuer has made any payment of principal of (and premium, if any) or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 5.01.    Events of Default. “Event of Default”, wherever used herein, means any one of the following events:

(1)    default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)    default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)    failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) or (2) above) contained in this Indenture or the Notes; provided that in the case of a failure to comply with Section 10.09, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (3) has been given;

(4)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(B)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in the aggregate, equal to $75.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(5)    failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $75.0 million (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)    any of the following events with respect to the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary):

(A)    the Issuer or such Restricted Subsidiary (or such group of Restricted Subsidiaries) pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences proceedings to be adjudicated bankrupt or insolvent;

(ii)    consents to the entry of an order for relief against it in an involuntary case;

(iii)    consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)    takes any comparable action under any foreign laws relating to insolvency; or

(B)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Issuer or such Restricted Subsidiary (or such group of Restricted Subsidiaries) in an involuntary case;

(ii)    appoints a custodian of the Issuer or such Restricted Subsidiary (or such group of Restricted Subsidiaries) or for all or substantially all of its property; or

(iii)    orders the winding up or liquidation of the Issuer or such Restricted Subsidiary (or such group of Restricted Subsidiaries); and

(iv)    the order or decree remains unstayed and in effect for 60 days; or

(7)    any Note Guarantee of any Guarantor that is a Significant Subsidiary (or group of Guarantors that together (as determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any such Guarantor or such group of Guarantors denies or disaffirms its obligations under its Note Guarantee (other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or the release of such Note Guarantee in accordance with the terms of this Indenture).

SECTION 5.02.    Acceleration of Maturity: Rescission and Annulment.

(a)    If any Event of Default (other than an Event of Default specified in Section 5.01(6) above with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders).

(b)    Upon the effectiveness of a declaration under Section 5.02(a), such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 5.01(6) with respect to the Issuer, the principal of and interest on all Outstanding Notes will become immediately due and payable without further action or notice. In addition, the Trustee shall have no obligation to accelerate the Notes if, in the reasonable judgment of the Trustee, acceleration is not in the best interest of the Holders.

(c)    The Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul any declaration of acceleration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction, if all existing Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13, provided that no such rescission shall affect any subsequent default or impair any right consequent thereon.

(d)    Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 5.01(4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)    the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)    the default that is the basis for such Event of Default has been cured.

SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and Guarantors for the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Note Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

SECTION 5.04.    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

SECTION 5.05.    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.06.    Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and its agents and attorneys (including any predecessor Trustee) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

SECTION 5.07.    Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due or after when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes, unless:

(1)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)    Holders of at least 30% in aggregate principal amount of the total Outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)    Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)    Holders of a majority in aggregate principal amount of the total Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 5.08.    Right of Holders to Bring Suit for Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder of any Outstanding Note to bring suit for the enforcement of any payment of principal of, premium, if any, and interest on such Note, on or after the respective due date expressed in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), shall not be amended without the consent of such Holder.

SECTION 5.09.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Note Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.    Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.    Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except (1) a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof or in any Note Guarantee which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected which shall require the consent of all Holders of the Notes) and rescind any acceleration and its consequences with respect to the Notes pursuant to Section 5.02(c); provided such rescission would not conflict with any judgment of a court of competent jurisdiction.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.14.    Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee, a suit by a Holder relating to right to payment hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01.    Duties of the Trustee.

(a)    Except during the continuance of an Event of Default,

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof including the accuracy of any mathematical calculations.

(b)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the degree of care of a prudent Person under the circumstances in the conduct of such Person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)    this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers vested in it by this Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02.    Notice of Defaults. Within 90 days after the receipt by a Responsible Officer of the Trustee of written notice of any Default or Event of Default hereunder, the Trustee shall transmit to the Holders notice of such Default or Event of Default hereunder, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders.

SECTION 6.03.    Certain Rights of Trustee.

(1)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2)    Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

(3)    Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel.

(4)    The Trustee shall not be charged with knowledge of any fact, Default or Event of Default with respect to the Notes unless written notice of such fact, Default or Event of Default shall have been received by a Responsible Officer of the Trustee from the Issuer, any other obligor of the Notes or from Holders of at least 30% of the aggregate principal amount of the Notes and references this Indenture and the Notes.

(5)    Delivery of any reports to the Trustee pursuant to Section 10.09 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(6)    The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(7)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(8)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(9)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(10)    The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(11)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder whether as an Agent or otherwise, and each agent, custodian and other Person employed to act hereunder.

(12)    The Trustee may request that the Issuer deliver an Incumbency Certificate substantially in the form of Exhibit B hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(13)    The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(14)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, third-party communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.

(15)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(16)    The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(17)    The Trustee shall have no duty to monitor, inquire as to or ascertain compliance with the Issuer’s covenants set forth herein, other than with respect to payments described in Section 10.01. In ascertaining such compliance the Trustee will be entitled to conclusively rely upon the Officer’s Certificate delivered by the Issuer pursuant to Section 10.08.

SECTION 6.04.    Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Agent assumes responsibility for their correctness. Neither the Trustee nor any Agent makes representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof or the Offering Memorandum or any other documents used in connection with the sale or distribution of the Notes.

SECTION 6.05.    May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, that, if it acquires any conflicting interest (as such term is defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign as Trustee.

SECTION 6.06.    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 6.07.    Compensation and Reimbursement. The Issuer and the Guarantors, jointly and severally, agree:

(1)    to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction in a final, non-appealable order to have been caused by its own negligence or willful misconduct; and

(3)    to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the reasonable costs and expenses of enforcing this Indenture or a Note Guarantee against the Issuer or a Guarantor (including this Section 6.07).

The obligations of the Issuer and the Guarantors under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust solely for the benefit of the Holders entitled thereto for the payment of principal of (and premium, if any) or interest on particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law. “Trustee” for the purposes of this Section 6.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder as permitted by this Indenture; provided, however, that the negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other successor Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

SECTION 6.08.    Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.09.    Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)    The Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)    The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer 30 days prior to the removal’s effectiveness. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)    the Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10.    Acceptance of Appointment by Successor.

(a)    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien, if any, provided for in Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

SECTION 6.11.    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that, the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.12.    Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint one or more agents (each an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.07. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an authorized signatory of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Trustee

Date:	By:
as Authenticating Agent

By:
Authorized Signatory

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 7.01.    Issuer to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:

(1)    semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2)    at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided that, if and so long as the Trustee shall be a Note Registrar, no such list need be furnished.

SECTION 7.02.    Reports by Trustee.

Within 60 days after December 31 of each year commencing with December 31, 2017, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuer at the address specified in Section 1.06), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such December 31 that complies with TIA Section 313(a), if so required by that Section. The Trustee also shall comply with TIA Section 313(b). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the SEC to the extent the Notes are registered, and with the Issuer. The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and any delisting thereof.

ARTICLE EIGHT

MERGER, CONSOLIDATION, AMALGAMATION OR SALE

OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 8.01.    Issuer May Consolidate, Etc., Only on Certain Terms.

(a)    The Issuer shall not merge, consolidate or amalgamate with or into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)    the Issuer is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of the Issuer is not a corporation, a co-issuer of the Notes is a corporation;

(2)    the Successor Company (if other than the Issuer) expressly assumes all of the obligations of the Issuer under this Indenture and the Notes, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)    immediately after such transaction, no Default or Event of Default exists;

(4)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A)    the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the provisions of Section 10.11(a), or

(B)    the Fixed Charge Coverage Ratio for the Applicable Measurement Period immediately after such transaction would be equal to or greater than the Fixed Charge Coverage Ratio of the Issuer for the Applicable Measurement Period immediately prior to such transaction; and

(5)    the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indentures or other documents or instruments, if any, comply with this Indenture.

(b)    The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes and the Issuer shall automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding Section 8.01(a)(3) and (4),

(1)    any Restricted Subsidiary may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Restricted Subsidiary; and

(2)    the Issuer may merge, consolidate or amalgamate with or into an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state or territory thereof or the District of Columbia.

SECTION 8.02.    Guarantors May Consolidate, Etc., Only on Certain Terms. Subject to Section 12.08, no Guarantor shall, and the Issuer shall not permit a Guarantor to, merge, consolidate or amalgamate with or into (whether or not the Issuer or a Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

(A)    such Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B)    the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Note Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(C)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indentures or other documents or instruments, if any, comply with this Indenture; or

(2)    the transaction is not prohibited by Section 10.17.

The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Note Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Note Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties or assets to another Guarantor or the Issuer, (ii) merge, consolidate or amalgamate with or into the Issuer or an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof or the District of Columbia, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or a jurisdiction in the United States, any state or territory thereof or the District of Columbia or (iv) liquidate or dissolve or change its legal form if the Board or the senior management of the Issuer determines in good faith that such action is in the best interests of the Issuer and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in this Section 8.02.

SECTION 8.03.    Successor Substituted. Upon any merger, consolidation or amalgamation or any sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, transfer, lease, conveyance or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture or the Note Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or in the Note Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Note Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Note Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01.    Amendments or Supplements Without Consent of Holders. The Issuer, any Guarantor (with respect to any amendment relating to its Note Guarantee or this Indenture,

other than any amendment or supplement the sole purpose of which is to add an additional Guarantor) and the Trustee, without the consent of any Holder, may amend the Notes, the Note Guarantee and this Indenture for any of the following purposes:

(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to comply with Article Eight of this Indenture;

(4)    to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders pursuant to the terms of this Indenture;

(5)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(6)    to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)    to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(8)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;

(9)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Paying Agent under this Indenture;

(10)    to add a Guarantor , a guarantee of a Parent Entity or a co-obligor of the Notes under this Indenture;

(11)    to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(12)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13)    to secure the Notes and/or the related Note Guarantees;

(14)    to release any Guarantor from its Note Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(15)    to release and discharge any Lien securing the Notes when permitted by this Indenture (including pursuant to the second paragraph of Section 10.12); and

(16)    to comply with the rules of any applicable securities depositary.

For avoidance of doubt, the Issuer need not be a party to any supplemental indenture entered into pursuant to Section 10.15 or 12.03.

SECTION 9.02.    Amendments, Supplements or Waivers with Consent of Holders.

(a)    With the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, including consents or waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, the Issuer, any Guarantor (with respect to any Note Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture, the Notes or any Note Guarantee, and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived; provided that, without the consent of each affected Holder, no such amendment, supplement or waiver shall, with respect to any Notes held by a non-consenting Holder:

(1)    reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the principal of or change the Maturity of any such Note or reduce the premium payable upon the redemption of such Notes or change the time at which such Notes may be redeemed pursuant to Section 11.01; provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes;

(3)    reduce the rate of or change the time for payment of interest on any Note,

(4)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Note Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)    make any Note payable in money other than that stated therein;

(6)    make any change in Section 5.13 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)    make any change in these amendment and waiver provisions;

(8)    amend the contractual right expressly set forth in this Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor;

(9)    make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)    except as expressly permitted by this Indenture, modify the Note Guarantees of any Significant Subsidiary in any manner materially adverse to the Holders.

(b)    It shall not be necessary for the consent of Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, and it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.    Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized and permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions and qualifications, and complies with the provisions hereof. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Note Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.    Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.    [Reserved].

SECTION 9.06.    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 9.07.    Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture; provided that failure to give such notice shall not impair the validity of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 10.01.    Payment of Principal, Premium, if any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 10.02.    Maintenance of Office or Agency. The Issuer will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer in The City of New York, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 10.03.    Money for Notes Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes in accordance with Section 10.01, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent agrees:

(1)    that it will hold all sums received by it as Paying Agent for the payment of the principal of or interest on any Notes in trust for the benefit of the Holders or of the Trustee;

(2)    that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on any Notes and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

(3)    that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (2) above.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease.

SECTION 10.04.    Organizational Existence. Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence. For the avoidance of doubt, the Issuer will be permitted to change its organizational form; provided that for so long as the Issuer is not a corporation, there will be a co-issuer of the Notes that is a corporation.

SECTION 10.05.    Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP.

SECTION 10.06.    [Reserved].

SECTION 10.07.    [Reserved].

SECTION 10.08.    Statement by Officer as to Default.

(a)    The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating that, to the best of his or her knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall include a description of the event and what action each is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end.

(b)    When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such event, notice or other action within 30 days of becoming aware of such Default.

SECTION 10.09.    Reports and Other Information.

(a)    So long as any Notes are Outstanding, the Issuer shall furnish to the Holders:

(1)    (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Issuer, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (y) with respect to the annual financial statements only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2)    promptly after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.03, 2.04, 2.05, 2.06, 3.01, 4.01, 4.02(a) and (b), 5.01 and 5.02; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries);

provided, however, that (i) in no event shall such information and reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain any financial statements of unconsolidated Subsidiaries or 50% or less owned Persons under Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X or contain separate financial statements for the Issuer, the Guarantors or other Affiliates the shares of which are pledged to secure the Notes or any Note Guarantee that would be required under Rule 3-10 of Regulation S-X or Rule 3-16 of Regulation S-X promulgated by the SEC, (ii) in no event shall such information and reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, (iii) in no event shall such information and reports be required to include any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to reports provided under Section 10.09(a)(2) above, and (iv) no such information and reports referenced under Section 10.09(a)(2) above shall be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole.

All such annual information and reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly information shall be furnished within 45 days after the end of the fiscal quarter to which they relate.

At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would hold in the aggregate more than 5.0% of the Total Assets of the Issuer, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either (i) on the face of the financial statements or in the footnotes thereto, (ii) in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or (iii) in any other comparable section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

The Issuer will make available such information and such reports (as well as the details regarding the conference call described below) to the Trustee under this Indenture, to any Holder of the Notes and, upon request, to any beneficial owner of the Notes, in each case by posting such information and reports on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information and reports readily available to any Holder of the Notes, any bona fide prospective investor in the Notes, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information as confidential or accesses such information and reports on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Issuer shall post such information and reports thereon and make readily available any password or other login information to any such Holder of the Notes, bona fide prospective investor, securities analyst or market maker; provided, further, that the Issuer may deny access to any competitively-sensitive information or reports otherwise to be provided pursuant to this paragraph to any such Holder, bona fide prospective investor, security analyst or market maker that is a competitor of the Issuer and its Subsidiaries to the extent that the Issuer determines in good faith that the provision of such information or reports to such Person would be competitively harmful to the Issuer and its Subsidiaries; and provided, further, that such Holders, bona fide prospective investors, security analysts or market makers shall agree to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein).

(b)    So long as any Notes are Outstanding, the Issuer shall also:

(1)    after:

(A)    furnishing to the Holders the annual and quarterly information and reports required by Section 10.09(a)(1), or

(B)    furnishing to the Holders, at the option and in the sole discretion of the Issuer (who shall not be obligated to so furnish), summary condensed consolidated annual or quarterly income statement and balance sheet, as applicable, without notes thereto, and a summary discussion of the results of operations for the relevant reporting period, promptly hold a conference call to discuss such information and reports or summary information and the results of operations for the relevant reporting period (which conference call, for the avoidance of doubt, may be held prior to such time that the annual or quarterly information and reports required by Section 10.09(a)(1) are furnished to Holders); and

(2)    issue a press release to the appropriate nationally recognized wire services prior to the date of the conference call required to be held in accordance with Section 10.09(b)(1) announcing the time and date of such conference call and either including all information necessary to access the call or informing Holders, bona fide prospective investors, market makers and securities analysts how they can obtain such information.

(c)    In addition, the Issuer shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)    Any Parent Entity may satisfy the Issuer’s obligations under this Section 10.09 by providing the requisite financial and other information of such Parent Entity instead of the Issuer; provided that to the extent such Parent Entity holds assets (other than its direct or indirect interest in the Issuer) that exceeds the lesser of (i) 1% of the Total Assets of such Parent Entity and (ii) 1% of the total revenue for the preceding fiscal year of such Parent Entity, then such information related to such Parent Entity shall be accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.

(e)    The Issuer shall be deemed to have furnished the financial statements and other information referred to in Section 10.09(a) if the Issuer or any Parent Entity has filed reports containing such information (or any such information of a Parent Entity in accordance with Section 10.09(d)) with the SEC.

To the extent any information is not provided within the time periods specified in this Section 10.09 and such information is subsequently provided, the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

SECTION 10.10.    Limitation on Restricted Payments.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)    declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A)    dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or

(B)    dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II)    redeem, purchase, repurchase, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, amalgamation or consolidation, in each case, held by a Person other than the Issuer or a Restricted Subsidiary;

(III)    make any principal payment on, or redeem, purchase, repurchase, defease, discharge or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A)    Indebtedness permitted to be incurred or issued under clauses (7), (8) or (9) of Section 10.11(b); or

(B)    the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, redemption, purchase, repurchase, defeasance, discharge or acquisition or retirement; or

(IV)    make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)    immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 10.11(a); and

(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (1), (6)(C) or (8) of Section 10.10(b), but excluding all other Restricted Payments permitted by Section 10.10(b)), is less than the sum of (without duplication):

(A)    50% of the Consolidated Net Income of the Issuer (including any predecessor of the Issuer) for the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(B)    100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 10.11(b)(12)(i) from the issue or sale of:

(x)    (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(i)    Equity Interests to any future, current or former employee, director, manager or consultant of the Issuer, its Subsidiaries or any Parent Entity after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.10(b)(4); and

(ii)     Designated Preferred Stock; and

(B)    Equity Interests of Parent Entities, to the extent such net cash proceeds and the fair market value of marketable securities or other property are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.10(b)(4); or

(y)    Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Issuer or a Parent Entity;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with Section 10.10(b)(2), (X) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Issuer or a Parent Entity sold to a Restricted Subsidiary, (Y) Disqualified Stock (or debt securities that have been converted or exchanged into Disqualified Stock or Designated Preferred Stock) or (Z) Excluded Contributions, plus

(C)    100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer or a Restricted Subsidiary or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidation or merger following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 10.11(b)(12)(i), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(D)    100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

(A)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on, Restricted Investments made by the Issuer or its Restricted Subsidiaries (including repurchases and redemptions of such Investments and cash distributions or cash interest received in respect thereof) and repayments of loans or advances, and releases of guarantees which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case, after the Issue Date; or

(B)    the issuance, sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the Equity Interests of, or a dividend or distribution from, an Unrestricted Subsidiary after the Issue Date (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment made after the Issue Date); plus

(E)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the net assets transferred) at the time of the redesignation, merger, amalgamation, consolidation or transfer of such Unrestricted Subsidiary as a Restricted Subsidiary (other than to the extent such Investment constituted a Permitted Investment made after the Issue Date); plus

(F)     $75.0 million.

(b)    The foregoing provisions shall not prohibit:

(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if, at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);

(2)    (a) the redemption, purchase, repurchase, defeasance or other acquisition or retirement of any Equity Interests of the Issuer (“Treasury Capital Stock”) (including any accrued and unpaid dividends thereon), or Subordinated Indebtedness or any Equity Interests of any Parent Entity, in exchange for, or in an amount equal to or less than the proceeds of a sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Issuer or any Parent Entity that is made within 90 days of such sale to the extent such amount was contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 10.10(b)(6), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, purchase, repurchase, defease, acquire or otherwise retire any Equity Interests of any Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)    the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of (i) Subordinated Indebtedness made in exchange for, or in an amount equal to or less than the proceeds of a sale of, new Indebtedness or Disqualified Stock of the Issuer or a Guarantor, that is made within 90 days of such sale or (ii) Disqualified Stock of the Issuer or a Guarantor made in exchange for, or in an amount equal to or less than the proceeds of a sale of, Disqualified Stock of the Issuer or a Guarantor, that is made within 90 days of such sale and, in each case of (i) and (ii), is incurred or issued in compliance with Section 10.11 so long as:

(A)    the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, redeemed, purchased, repurchased, defeased, discharged, acquired, retired or exchanged, plus the amount of any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock and such prepayment, redemption, defeasance, repurchase, acquisition, retirement, discharge or exchange;

(B)    such new Indebtedness is subordinated to the Notes or the applicable Note Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, redeemed, purchased, repurchased, defeased, discharged, acquired, retired or exchanged;

(C)    such new Indebtedness or Disqualified Stock has a final scheduled maturity date or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date or mandatory redemption date of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, purchased, repurchased, defeased, discharged, acquired, retired or exchanged (or if earlier, such date that is at least 91 days after the maturity date of the Notes); and

(D)    such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, purchased, repurchased, defeased, discharged, acquired, retired or exchanged (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes);

(4)    a Restricted Payment to pay for the redemption, purchase, repurchase, defeasance or other acquisition or retirement of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management, director, employee and/or advisor equity plan or equity option plan, stock appreciation rights plan, or any other management, director, employee and/or advisor benefit plan or agreement or any equity subscription or equityholder agreement or any employment termination agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Issuer or any Parent Entity in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management, directors or employees of the Issuer, any of its Subsidiaries or any Parent Entity in connection with any corporate transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any fiscal year the greater of (x) $25.0 million and (y) 1.75% of Total Assets of the Issuer as of the end of the Applicable Measurement Period (with unused amounts in any fiscal year being carried over to one or more succeeding fiscal years); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(A)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case, to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any Parent Entity that occurs on or after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 10.10(a)(3); plus

(B)    the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any Parent Entity to the extent contributed to the Issuer) after the Issue Date; less

(C)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this Section 10.10(b)(4);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this Section 10.10(b)(4) in any fiscal year;

and provided further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer, any of its Restricted Subsidiaries or any Parent Entity in connection with a repurchase of Equity Interests of the Issuer or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 10.10 or any other provision of this Indenture;

(5)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under Section 10.11 to the extent such dividends are included in the definition of “Fixed Charges;”

(6)

(A)    the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that, the amount of dividends paid pursuant to this clause (A) shall not exceed the net cash proceeds received by the Issuer from the issuance of such Designated Preferred Stock;

(B)    the declaration and payment of dividends to a Parent Entity, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent Entity issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(C)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 10.10(b)(2); provided that, the amount of dividends paid pursuant to this clause (C) shall not exceed the net cash proceeds received by the Issuer from the issuance of such Preferred Stock;

provided, however, that, in the case of each of clause (A) and (C) of this Section 10.10(b)(6), for the Applicable Measurement Period at the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)    payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer, any of its Restricted Subsidiaries or any Parent Entity and repurchases or withholdings of Equity Interests in connection with the exercise of any stock or other equity options or warrants or other incentive interests or the vesting of equity awards if such Equity Interests represent all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Equity Interests, or withholding obligation with respect to, such options or warrants or other incentive interests or other Equity Interests or equity awards;

(8)    the declaration and payment of dividends on the Issuer’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such entity’s common equity) or the redemption, purchase, repurchase, defeasance or other acquisition or retirement of any Equity Interests of the Issuer in an amount not to exceed 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering of the Issuer’s common equity or the common equity of any Parent Entity, other than public offerings with respect to the Issuer’s common equity registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)    Restricted Payments that are made in an amount that does not exceed the aggregate amount of Excluded Contributions received following the Issue Date;

(10)    other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (10), not to exceed $50.0 million (such amount, the “General Restricted Payments Amount”) and (ii) without duplication with clause (i), in an amount equal to the amount by which aggregate net cash proceeds from any sale or disposition of, or any distribution or returns in respect of, Restricted Investments made in reliance on clause (i) exceeds the General Restricted Payments Amount and provided that such amount will not increase the amount available for Restricted Payments under Section 10.10(a)(3);

(11)    [reserved];

(12)    the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of any Subordinated Indebtedness (A) in accordance with provisions similar to those of Section 10.16 and Section 10.17 or (B) after completion of an Asset Sale Offer, from any remaining Excess Proceeds (assuming such Excess Proceeds were not reset at zero upon completion of an Asset Sale Offer); provided that (x) at or prior to such prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement, the Issuer (or a third Person permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, to the extent required as a result of such Change of Control or Asset Sale, as the case may be, and (y) all Notes tendered by Holders in connection with the relevant Change of Control Offer or Asset Sale Offer, as applicable, have been prepaid, redeemed, purchased, repurchased, defeased, discharged, acquired or retired;

(13)    the declaration and payment of dividends or distributions by the Issuer, or the making of loans, to any Parent Entity in amounts required for any Parent Entity to pay or cause to be paid, in each case, without duplication,

(A)    franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain their corporate or other legal existence;

(B)    for any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal and/or applicable state, local, provincial, territorial or foreign income or similar tax purposes of which a Parent Entity is the common parent (a “Tax Group”), the portion of any U.S. federal, state, local, provincial, territorial or foreign income or similar taxes (as applicable), including any interest or penalties related thereto, of such Tax Group for such taxable period that are attributable to the income, revenue, receipts or capital of the Issuer and/or its Subsidiaries; provided that payments made pursuant to this subclause (B) shall not exceed the amount of liability that the Issuer and/or its Subsidiaries (as applicable) would have incurred were such taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group; provided, further, that payments under this clause (B) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries of the Issuer may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Issuer or its Restricted Subsidiaries;

(C)    customary salary, bonus, severance, and other benefits payable to, and indemnities provided on behalf of, future, current or former officers, employees, directors, managers and consultants of any Parent Entity to the extent such salaries, bonuses, severance and other benefits and indemnities are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including the Issuer’s or its Restricted Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company;

(D)    general corporate, operating and other costs and expenses (including, without limitation, expenses related to the maintenance of corporate or other existence and auditing or other accounting or tax reporting matters) and, following the first public offering of the common stock of any Parent Entity after the Issue Date, listing fees and other costs and expenses attributable to being a public company, of any Parent Entity;

(E)    fees and expenses related to any equity or debt offering, financing transaction, acquisitions, divestitures, investments or other non-ordinary course transaction (whether or not successful) of such Parent Entity; provided that any such acquisition or investment was, in the good faith judgment of the Issuer, intended to be for the benefit of the Issuer;

(F)    amounts (including fees and expenses) that would otherwise be permitted to be paid directly by the Issuer pursuant to Section 10.13 (except transactions described in Section 10.13(b)(2));

(G)    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any Parent Entity;

(H)    any Restricted Payments permitted by Section 10.10(b)(4); and

(I)    to finance any Investment that would otherwise be permitted to be made pursuant to this Section 10.10 if made by the Issuer; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such Parent Entity shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to clause (15) or (16) of the definition of “Permitted Investments”) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries (which contribution is not an Excluded Contribution) or (2) the Person formed or acquired to merge into, or amalgamate or consolidate with, the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by Article Eight) in order to consummate such Investment, (C) to the extent constituting an Investment, such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Section 10.10 or pursuant to the definition of Permitted Investments and (D) any property received by the Issuer or a Restricted Subsidiary will not increase amounts available for Restricted Payments pursuant to Section 10.10(a)(3);

(14)    the redemption, purchase, repurchase, defeasance, or other acquisition or retirement of Equity Interests of the Issuer or any Restricted Subsidiary deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer or any Restricted Subsidiary, in each case, permitted under this Indenture;

(15)    the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(16)    any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment and the incurrence of any Indebtedness the proceeds of which are used to make such Restricted Payment, the Consolidated Total Debt Ratio of the Issuer for the Applicable Measurement Period would be equal to or less than 4.0 to 1.00;

(17)    payments or distributions to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Article Eight;

(18)    distributions or payments of Receivables Fees and purchases of receivables in connection with any Permitted Receivables Financing or any repurchase obligation in connection therewith;

(19)    any prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness consisting of Acquired Indebtedness; and

(20)    mandatory redemptions of Disqualified Stock;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (16) of this Section 10.10(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 10.10, in the event that a proposed Restricted Payment or Permitted Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (20) of Section 10.10(b) above and/or is entitled to be made pursuant to Section 10.10(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Issuer shall be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Permitted Investment (or a portion thereof) among such clauses (1) through (20) of Section 10.10(b) and/or Section 10.10(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this Section 10.10.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(c)    As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to this Section 10.10 or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture and will not guarantee the Notes.

SECTION 10.11.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), and issue shares of Disqualified Stock or Preferred Stock, if the Fixed Charge Coverage Ratio of the Issuer for the Applicable Measurement Period would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the Applicable Measurement Period; provided, further, that Restricted Subsidiaries that are not Guarantors may incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), no more than an aggregate of the greater of (x) $75.0 million and (y) 6.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors incurred pursuant to this paragraph, together with amounts incurred under clause (14)(x) of Section 10.11(b) by Restricted Subsidiaries that are not Guarantors, would be outstanding at such time.

(b)    The foregoing limitations shall not apply to:

(1)    the incurrence of Indebtedness under the Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount then outstanding not to exceed the sum of (a) $1,950.0 million plus (b) an additional amount if, after giving pro forma effect to the incurrence of such additional amount and the application of the proceeds therefrom, the Consolidated Secured Debt Ratio of the Issuer for the Applicable Measurement Period would be no greater than 4.5 to 1.00; provided that for purposes of determining the amount that may be incurred under this clause (1)(b), all Indebtedness incurred under this clause (1)(b) shall be deemed to be included in clause (1) of the definition of “Consolidated Secured Debt Ratio”;

(2)    the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Note Guarantee thereof) (other than any Additional Notes, if any, or Note Guarantees with respect thereto);

(3)    Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 10.11(b));

(4)    Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, expansion, construction, development, replacement, maintenance, upgrade, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset (including through the purchase of Capital Stock of any Person owning such property, equipment or other assets); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued and outstanding pursuant to this clause (4), when aggregated with all outstanding Indebtedness under clause (13) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not at the time of such incurrence exceed the greater of (x) $125.0 million and (y) 10.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period;

(5)    (i) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance and (ii) Indebtedness of the Issuer or any of its Restricted Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments or other guarantee obligations in favor of suppliers, customers, franchisees, lessors, licensees, sublicensees, distribution partners or other creditors issued in the ordinary course of business or consistent with past practice;

(6)    Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or Investment, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7)    Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice (and not in connection with the borrowing of money), is expressly subordinated in right of payment (but only to the extent permitted by applicable law and to the extent such subordination does not result in material adverse tax consequences) to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause;

(8)    Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice (and not in connection with the borrowing of money), such Indebtedness is expressly subordinated in right of payment (but only to the extent permitted by applicable law and to the extent such subordination does not result in material adverse tax consequences) to the Note Guarantee of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause;

(9)    shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Capital Stock constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock or Disqualified Stock, as applicable (to the extent such Preferred Stock or Disqualified Stock is then outstanding), not permitted by this clause;

(10)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(11)    obligations in respect of self-insurance and obligations in respect of stays, customs, performance, indemnity, bid, appeal, judgment, surety bonds and other similar bonds or instruments and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(12)    (i) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference of up to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(B) and (3)(C) of Section 10.10(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.10(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and (ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other outstanding Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (12)(ii) and all outstanding Indebtedness under clause (13) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (12)(ii), does not exceed, at the time of such incurrence or issuance, the greater of (x) $100.0 million and (y) 7.5% of Total Assets of the Issuer as of the end of the Applicable Measurement Period (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(ii) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(ii) but shall be deemed incurred pursuant to Section 10.11(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 10.11(a) without reliance on this clause (12)(ii));

(13)    the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease (collectively, “refinance” with “refinances,” “refinanced” and “refinancing” having a correlative meaning) any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under Section 10.11(a) and clauses (2), (3), (4) and (12) above of this Section 10.11(b), this clause (13) and clauses (14), (19) and (28) below of this Section 10.11(b) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount or similar fees) in connection with such refinancing (the “Refinancing Indebtedness”) on or prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes),

(B)    to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated in right of payment to the Notes or any Note Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee at least to the same extent as the Indebtedness being refinanced or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)    shall not include:

(i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii)    Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

provided further that subclause (A) of this clause (13) shall not apply to any refinancing of any Secured Indebtedness;

(14)    Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment or (y) Persons that are acquired by the Issuer or a Restricted Subsidiary or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided that, after giving pro forma effect to such Investment, acquisition, merger, amalgamation or consolidation, either:

(A)    the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.11(a), or (B) the Fixed Charge Coverage Ratio of the Issuer for the Applicable Measurement Period is equal to or greater than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation;

provided, however, that on a pro forma basis, the Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by Restricted Subsidiaries that are not Guarantors pursuant to clause (14)(x) of this Section 10.11(b), together with amounts incurred and outstanding pursuant to the second proviso to Section 10.11(a) by Restricted Subsidiaries that are not Guarantors and all outstanding amounts of Indebtedness under clause (13) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on either clause (14)(x) of this Section 10.11(b) or pursuant to such second proviso of Section 10.11(a), shall not exceed, at the time of such incurrence or issuance, the greater of (A) $75.0 million and (B) 6.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period;

(15)    (a) Cash Management Obligations and (b) Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements and other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds (including Indebtedness owed on a short term basis of no longer than

30 days to banks and other financial institutions incurred in the ordinary course of business or consistent with past practice of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries);

(16)    Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit, bank guarantee or other instrument issued pursuant to any Credit Facility in a principal amount not in excess of the face amount of such letter of credit, bank guarantee or such other instrument;

(17)    (a) any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture, or

(A)    any co-issuance by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the terms of this Indenture;

(18)    [reserved];

(19)    Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries incurred or issued to finance or assumed in connection with an acquisition or Investment in an aggregate principal amount, together with all other outstanding Indebtedness, Disqualified Stock or Preferred Stock issued under this clause (19) and any outstanding Indebtedness under clause (13) of this Section 10.11(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (19), not to exceed, at the time of incurrence of such Indebtedness or issuance of Disqualified Stock or Preferred Stock, the greater of (x) $75.0 million and (y) 6.0% of Total Assets of the Issuer as of the end of the Applicable Measurement Period (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred pursuant to Section 10.11(a) and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under Section 10.11(a) without reliance on this clause (19));

(20)    Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;

(21)    Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees, managers or consultants thereof (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer, any Restricted Subsidiary or any Parent Entity, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity to the extent described in Section 10.10(b)(4);

(22)    Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance option as described in Article 13, in each case, in accordance with this Indenture;

(23)    [reserved];

(24)    [reserved];

(25)    Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case with respect to any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(26)    Indebtedness representing deferred compensation to employees, directors, consultants, contract providers, independent contractors and other service providers of any Parent Entity, the Issuer or any Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice;

(27)    Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with any Investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(28)    (A) Indebtedness of any Restricted Subsidiary that is not a Guarantor; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Guarantor outstanding in reliance on this clause (28) shall not exceed, at the time of incurrence thereof and together with any other outstanding Indebtedness incurred under this clause (28) and any outstanding Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (28), the greater of (x) $45.0 million and (y) 3.5% of Total Assets of the Issuer as of the end of the Applicable Measurement Period;

(29)    to the extent constituting Indebtedness, (i) customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers or (ii) obligations to pay, in each case, for goods and services purchased or sold in the ordinary course of business or consistent with past practice;

(30)    unfunded pension fund and other employee benefits plan obligations and liabilities incurred in the ordinary course of business or consistent with past practice;

(31)    [reserved];

(32)    guarantee obligations of the Issuer or any of its Restricted Subsidiaries in connection with the provision of credit card payment processing services; and

(33)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (32) of this Section 10.11(b).

(c)    For purposes of determining compliance with this Section 10.11,

(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (33) of Section 10.11(b) or is entitled to be incurred pursuant to Section 10.11(a), the Issuer, in its sole discretion, may divide, classify or reclassify all or a portion of such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 10.11 and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof) in one of the above clauses under Section 10.11(b) or under Section 10.11(a); provided that all Indebtedness outstanding under the Senior Credit Facilities (after giving effect to the Refinancing Transactions) on the Issue Date will be treated as incurred on the Issue Date under Section 10.11(b)(1);

(2)    at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 10.11(a) and (b) above; and

(3)    the principal amount of Indebtedness outstanding under any clause of this Section 10.11 shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 10.11. If Indebtedness originally incurred in reliance upon a percentage of Consolidated EBITDA or the Consolidated Secured Debt Ratio under clause (1) of Section 10.11(b) is being refinanced under clause (1) of Section 10.11(b) and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness will be deemed to have been incurred, and permitted to be incurred, under such clause (1) so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus amounts permitted by the next sentence. Any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12)(ii) of Section 10.11(b) shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount or similar fees) incurred in connection with such refinancing.

(d)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Issuer based on the relevant currency exchange rate in effect on the date such Indebtedness was deemed to be incurred, in the case of term debt, or first committed, in the case of revolving credit debt, for purposes of this Section 10.11; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount or similar fees) incurred in connection with such refinancing.

(e)    The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated by the Issuer based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f)    This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness solely because such Indebtedness has a junior priority with respect to shared collateral or because it is guaranteed by other obligors.

SECTION 10.12.    Liens. The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures Obligations under any Indebtedness on any asset or property of the Issuer or any Guarantor, unless the Notes (or the related Note Guarantee in the case of Liens on assets or property of a Guarantor) are equally and ratably secured with (or, at the Issuer’s option or if such Subject Lien secures Subordinated Indebtedness, on a senior basis to) the Obligations secured by such Subject Lien.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to secure the Notes. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, the Issuer may, at its option and without consent from any Holder, elect to release and discharge any Lien created for the benefit of the Holders pursuant to the preceding paragraph in respect of such Subject Lien.

SECTION 10.13.    Limitations on Transactions with Affiliates.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1)    such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(2)    the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by a majority of the members of the Board of the Issuer and a majority of the disinterested members of the Board of the Issuer approving such Affiliate Transaction and an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)    The foregoing provisions shall not apply to the following:

(1)    (a) transactions between or among the Issuer and a Restricted Subsidiary or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger, consolidation or amalgamation of the Issuer with or into any Parent Entity; provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or another Parent Entity and such merger, consolidation or amalgamation is otherwise consummated in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2)    Restricted Payments permitted by Section 10.10 (other than pursuant to Section 10.10(b)(13)(F)) and the definition of “Permitted Investments;”

(3)    the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors, in each case, approved by, or pursuant to arrangements approved by the Board of the Issuer;

(4)    the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to or on behalf of, or for the benefit of, former, current or future officers, directors, employees, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer, any Restricted Subsidiary or any Parent Entity;

(5)    transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

(6)    any agreement or arrangement as in effect or contemplated as of the Issue Date (other than any agreement or arrangement of the type described in clause (3) above), or any amendment thereto (so long as any such amendment is not materially disadvantageous in the good faith judgment of the Board of the Issuer or the senior management of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)    the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it (or any Parent Entity) is a party as of the Issue Date and any similar agreements which it (or any Parent Entity) may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such Parent Entity) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous in the good faith judgment of the Board of the Issuer or the senior management of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(8)    [reserved];

(9)    transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board or the senior management of the Issuer, or are on terms, taken as a whole, that are not materially less favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)    the issuance or transfer of (a) Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performing of customary registration rights to any Parent Entity or to any Permitted Holder or to any former, current or future director, officer, manager, employee or consultant (or their respective Controlled Investments Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer or any of its Subsidiaries or any Parent Entity and (b) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(11)    transactions in connection with Permitted Receivables Financings;

(12)    payments by the Issuer or any of its Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Board of the Issuer or the senior management of the Issuer in good faith;

(13)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) of the Issuer, any of its Subsidiaries or any Parent Entity and employment agreements, stock option plans and other compensatory or severance arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or similar arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members, or any Permitted Transferee thereof) (including salary or guaranteed payments and bonuses) which, in each case, are approved by the Board of the Issuer or the senior management of the Issuer in good faith;

(14)    (A) investments by Permitted Holders in securities or loans of the Issuer or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms, and (B) payments to Permitted Holders in respect of securities or loans of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(15)    transactions with a Person that is an Affiliate of the Issuer arising solely because the Issuer or any Restricted Subsidiary owns any Equity Interest in, or controls, such Person;

(16)    any lease entered into between the Issuer or any Restricted Subsidiary, on the one hand, and any Affiliate of the Issuer, on the other hand, which is approved by the Board of the Issuer or the senior management of the Issuer in good faith;

(17)    intellectual property licenses entered into in the ordinary course of business or consistent with past practice;

(18)    transactions between the Issuer or any Restricted Subsidiary and any other Person that would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Issuer or any Parent Entity; provided, however, that such director abstains from voting as a director of the Issuer or such Parent Entity, as the case may be, on any matter including such other Person;

(19)    pledges of Equity Interests of Unrestricted Subsidiaries;

(20)    payments by the Issuer and any Parent Entity and their respective Subsidiaries pursuant to tax sharing agreements among the Issuer and any Parent Entity and their respective Subsidiaries on customary terms; provided that such payments shall not exceed the excess (if any) of the amount of taxes that the Issuer and its Subsidiaries would have paid on a stand-alone basis over the amount of such taxes actually paid by the Issuer and its Subsidiaries directly to governmental authorities; and

(21)    payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto).

SECTION 10.14.    Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(a)    (x) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(b)    make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(c)    sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)    contractual encumbrances or restrictions in effect on the Issue Date, including, pursuant to the Senior Credit Facilities and, in each case, related documentation and related Hedging Obligations;

(2)    this Indenture, the Notes and the Note Guarantees;

(3)    Purchase Money Obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)    applicable law or any applicable rule, regulation or order;

(5)    any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation, in existence at the time of such acquisition or at the time it merges, consolidates or amalgamates with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6)    contracts, including sale-leaseback agreements, for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary;

(7)    Secured Indebtedness permitted to be incurred pursuant to Sections 10.11 and 10.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)    restrictions on cash, Cash Equivalents or other deposits under contracts or customary net worth provisions contained in real property leases, in each case, entered into in the ordinary course of business or consistent with past practice and restrictions on cash, Cash Equivalents or other deposits permitted under Section 10.12 or arising in connection with any Permitted Liens;

(9)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries or Restricted Subsidiaries that are not Guarantors that is permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 10.11;

(10)    customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(11)    restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(12)    any encumbrance or restriction with respect to a Subsidiary which was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became or is redesignated as a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming or being redesignated as a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property of such Subsidiary and its Subsidiaries;

(13)    other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to Section 10.11; provided that, (A) in the good faith judgment of the Issuer, such incurrence will not materially impair the Issuer’s ability to make payments under the Notes when due, (B) the encumbrances and restrictions in such Indebtedness, Disqualified Stock or Preferred Stock apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness or (C) the encumbrances and restrictions in such Indebtedness, Disqualified Stock or Preferred Stock either are not materially more restrictive taken as a whole than those contained in the Senior Credit Facilities or the Notes as in effect on the Issue Date or generally represent market terms at the time of incurrence or issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(14)    restrictions contained in any documentation relating to any Permitted Receivables Financing that, in the good faith judgment of the Issuer, are necessary or advisable to effect such Permitted Receivables Financing;

(15)    customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment or other transfer thereof (or the assets subject thereto), including with respect to intellectual property; and

(16)    any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 10.14 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(d)    For purposes of determining compliance with this Section 10.14, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans and advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 10.15.    Additional Note Guarantees. The Issuer will not permit any of its (i) Restricted Subsidiaries (other than the Guarantors) to guarantee the payment of any Indebtedness under the Senior Credit Facilities or (ii) Domestic Subsidiaries that are Wholly-Owned Restricted Subsidiaries (other than the Guarantors and any Receivables Subsidiary) to guarantee any Indebtedness of the Issuer or any Guarantor in an aggregate principal amount in excess of $75.0 million, unless such Subsidiary within 60 days executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Subsidiary.

Each Note Guarantee shall be released in accordance with the provisions of Article Twelve.

SECTION 10.16.    Change of Control.

(a)    If a Change of Control occurs after the Issue Date with respect to the Notes, unless, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer, the Issuer has mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the Outstanding Notes as described under Section 4.01 or Section 11.06, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuer may determine) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date (as defined below). Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register or otherwise deliver in accordance with the procedures of the Depository, with the following information:

(1)    that a Change of Control Offer is being made pursuant to this Section 10.16 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2)    the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (8) below shall be satisfied or waived;

(3)    that any Note not properly tendered shall remain Outstanding and continue to accrue interest;

(4)    that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of the Depository, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration time of the Change of Control Offer, an electronic transmission (in PDF), a facsimile transmission or letter or otherwise in accordance with the procedures of the Depository setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)    that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes (or, in the case of Global Notes, such Notes shall be reduced by such amount of Notes that the Holder has tendered) and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(8)    if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered) as any or all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer reasonably believes that any or all such conditions (including the occurrence of such Change of Control) will not be satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9)    such other instructions, as determined by the Issuer, consistent with this Section 10.16, that a Holder must follow.

(b)    While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of the Depository, subject to its rules and regulations.

(c)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)    On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1)    accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)    deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(e)    The Issuer shall not be required to make a Change of Control Offer if a third party approved in writing by the Issuer makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control and such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)    If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party approved in writing by the Issuer making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all of the Notes that remain Outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment in respect of the Second Change of Control Payment Date, including, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Second Change of Control Payment Date, subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Second Change of Control Payment Date.

(g)    The provisions of this Section 10.16 may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes.

SECTION 10.17.    Asset Sales.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale unless:

(1)    the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)    except in the case of a Permitted Asset Swap, at least 75% of the consideration (measured at the time of contractually agreeing to such Asset Sale) for such Asset Sale, together with all other Asset Sales since the Issue Date, (on a cumulative basis), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

(b)    Within 450 days after the receipt of any Net Proceeds from any Asset Sale (the “Asset Sale Proceeds Application Period”), the Issuer or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(1)    to repay (i) Obligations under the Notes or the Senior Credit Facilities, (ii) Obligations under Secured Indebtedness incurred pursuant to a Credit Facility to the extent such Obligations were incurred under clause (1) of Section 10.11(b) and/or (iii) Obligations under any other Secured Indebtedness, and in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto;

(2)    to repay Obligations under any Senior Indebtedness (other than any Senior Indebtedness referred to in clause (1) above), and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that the Issuer or such Restricted Subsidiary will either (A) reduce the aggregate principal amount of Obligations under the Notes on an equal or ratable basis with any Senior Indebtedness repaid pursuant to this clause (2) by, at its option, (x) redeeming Notes as provided under Section 11.01 and/or (y) purchasing Notes through open-market purchases or in privately negotiated transactions at market prices (which may be below par) and/or (B) make an offer (in accordance with the provisions set forth below for an Asset Sale Offer in this Section 10.17 and for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon) to all Holders to purchase their Notes on an equal or ratable basis with any Senior Indebtedness repaid pursuant to this clause (2) (which offer shall be deemed to be an Asset Sale Offer for purposes hereof);

(3)    to invest in the business of the Issuer and its Subsidiaries, including (i) any investment in Additional Assets, (ii) making capital expenditures and (iii) any investment in any property or other assets that replace the businesses, properties and/or assets that are the subject of such Asset Sale;

(4)    to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(5)    any combination of the foregoing;

provided that, in the case of clause (3), a binding commitment or letter of intent shall be treated as a permitted application of the Net Proceeds from the date of such commitment or letter of intent so long as the Issuer or such Restricted Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment or letter of intent within 180 days of the expiration of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied in such manner within 180 days of the expiration of the Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “First Commitment Application Period”), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary reasonably expects to enter into another Acceptable Commitment prior to the expiration of the First Commitment Application Period (a “Second Commitment”) and such Net Proceeds are actually applied in such manner prior to 180 days from the expiration of the First Commitment Application Period; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or if such Second Commitment is not entered into prior to the expiration of the First Commitment Application Period, then such Net Proceeds shall constitute Excess Proceeds.

(c)    To the extent Net Proceeds from an Asset Sale exceed amounts that are invested or applied as provided and within the time period set forth in the preceding paragraph, such excess amount will be deemed to constitute “Excess Proceeds.” No later than 20 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders and, if required by the terms of other Indebtedness that is pari passu in right of payment with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari Passu Indebtedness that is, in the case of the Notes only, equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes only, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the repurchase of such Notes pursuant to such offer, in accordance with the procedures set forth in this Indenture and, if applicable, the other documents governing the applicable Pari Passu Indebtedness. The Issuer shall commence an Asset Sale Offer by sending the notice to the Holders, with a copy to the Trustee, which notice shall advise the Holders of the Asset Sale Offer and shall contain all information relating to the procedures for tendering Notes in the Asset Sale Offer and withdrawing Notes therefrom, in each case consistent with this Section 10.17 and determined by the Issuer to be appropriate. The Issuer may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by this Indenture (an “Advance Offer”) with respect to all or part of the available Net Proceeds (the “Advance Portion”).

(d)    To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and, if applicable, Pari Passu Indebtedness, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or the Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Notes shall be selected pro rata (subject to applicable Depository procedures as to Global Notes) and the Issuer or the representative of such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes and such Pari Passu Indebtedness tendered, with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in an unauthorized denomination; provided, that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.

(e)    Pending the final application of an amount equal to the Net Proceeds pursuant to this Section 10.17, the holder of such Net Proceeds may apply any Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility (including under the Senior Credit Facilities) or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(f)    For purposes of Section 10.17(a)(2) only, the following shall be deemed to be cash or Cash Equivalents:

(1)    the greater of the principal amount and the carrying value of any liabilities (as reflected on the most recent balance sheet of the Issuer or such Restricted Subsidiary or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Issuer or such Restricted Subsidiary or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities;

(2)    any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(3)    any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (with the fair market value of such item of Designated Non-cash Consideration being measured at the time of contractually agreeing to the related Asset Sale), taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $60.0 million and (y) 5.0% of the Total Assets of the Issuer as of the end of the Applicable Measurement Period at the time of contractually agreeing to such Asset Sale.

(g)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.17, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.17 by virtue of such compliance.

(h)    The provisions of this Section 10.17 may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes.

SECTION 10.18.    Suspension of Covenants.

(a)    If on any date following the Issue Date: (1) the Notes have Investment Grade Ratings from two of three Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), then beginning on such date and continuing until the Reversion Date (as defined below), the Issuer and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”):

(A)    clause (a)(4) of Section 8.01;

(B)    Section 10.10;

(C)    Section 10.11;

(D)    Section 10.13;

(E)    Section 10.14;

(F)    Section 10.15; and

(G)    Section 10.17.

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes, whether by reason of the withdrawal or downgrade of ratings, do not have an Investment Grade Rating from at least two of the three Rating Agencies, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

The period of time between (and including) the date of the Covenant Suspension Event and the Reversion Date (but excluding the Reversion Date) is referred to in this description as the “Suspension Period.” The Note Guarantees of the Guarantors shall be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from any Asset Sale shall be reset at zero.

(b)    In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default with respect to the Suspended Covenants under this Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made on or after the Reversion Date and the capacity to make Restricted Payments, the amount of Restricted Payments made and the capacity to make Restricted Payments will be calculated as though the provisions of Section 10.10 had been in effect prior to, but not during, the Suspension Period (including with respect to a Limited Condition Acquisition entered into during the Suspension Period), (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Acquisition entered into during the Suspension Period) shall be classified to have been incurred or issued pursuant to Section 10.11(b)(3), (3) no Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period unless such designation would have complied with Section 10.10 as if such Section 10.10 was in effect for the purposes of designating Unrestricted Subsidiaries from the Issue Date to the date of such designation, (4) any Affiliate Transaction entered into on or after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of Section 10.13(b), and (5) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (a) through (c) of Section 10.14 that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 10.14(1). Upon any Reversion Date, the obligation to grant Note Guarantees pursuant to Section 10.15 will be reinstated and such Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was incurred for purposes of such Section 10.15, such that a Restricted Subsidiary shall have 60 days from such Reversion Date to provide a Note Guarantee that would have been required to have been provided during the Suspension Period had such Section 10.15 not been suspended.

During the Suspension Period, the Issuer and its Restricted Subsidiaries shall be entitled to incur Liens permitted under Section 10.12 (including, without limitation, Permitted Liens). To the extent such covenant and any Permitted Liens refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 10.12 and the “Permitted Liens” definition and for no other provision of this Indenture).

(c)    Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (1) no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation entered into or arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time, as a result of any action taken or event that occurred during the Suspension Period), and (2) following a Reversion Date, the Issuer and each Restricted Subsidiary shall be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby. The Issuer shall deliver an Officers’ Certificate to the Trustee notifying the Trustee of the commencement of any Suspension Period or the occurrence of any Reversion Date promptly after such commencement or occurrence, as the case may be, and the Trustee shall have no obligation to monitor or determine whether a Suspension Period or a Reversion Date has occurred or exists.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 11.01.    Right of Redemption. At any time prior to December 1, 2020, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as set forth in Section 11.06, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

On and after December 1, 2020, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as set forth in Section 11.06, at the Redemption Prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2020	104.313%
2021	102.156%
2022 and thereafter	100.00%

In addition, prior to December 1, 2020, the Issuer may, at its option, upon notice as set forth in Section 11.06, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 108.625% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the aggregate principal amount of the Notes originally issued under this Indenture on the Issue Date (but excluding any Additional Notes issued under this Indenture after the Issue Date) remains Outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of such Equity Offering.

In connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party approved in writing by the Issuer making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain Outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any Holder in such tender offer) plus accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.

SECTION 11.02.    [Reserved].

SECTION 11.03.    Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 11.04.    Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least two Business Days before notice of redemption is required to be sent to Holders pursuant to Section 11.06 hereof (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and setting forth the section of this Indenture pursuant to which the redemption shall occur; provided that no Opinion of Counsel pursuant to Section 1.03 or otherwise shall be required in connection with the delivery of such notice of redemption or redemption.

SECTION 11.05.    Selection by Trustee of Notes to Be Redeemed. With respect to any partial redemption or purchase of Notes made pursuant to this Indenture, selection of the Notes for redemption or purchase will be made on a pro rata basis or by lot; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by the Depository in accordance with its standard procedures therefor; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part. Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, at least 10 days but except as set forth in Section 11.06, not more than 60 days prior to the Redemption Date from the Outstanding Notes not previously called for redemption or purchase.

If any Note is to be redeemed or purchased in part only, any notice of redemption or offers to purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed or purchased.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

With respect to Notes represented by certificated notes, if any Notes are to be purchased or redeemed in part only, the Issuer will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will only be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 11.06.    Notice of Redemption or Purchase. The Issuer shall deliver electronically or mail by first-class mail, postage prepaid, notices of redemption at least 10 days, but except as set forth in this Section 11.06, not more than 60 days before the purchase date or Redemption Date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article Four or Article Thirteen of this Indenture.

All notices of redemption shall state:

(1)    the Redemption Date;

(2)    the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3)    in the case of certificated Notes, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;

(4)    if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or purchased will be issued in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(5)    that on the Redemption Date, the Redemption Price (and accrued interest, if any, to but not including the Redemption Date payable as provided in Section 11.08) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after the Redemption Date,

(6)    any condition precedent to the redemption;

(7)    the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued but unpaid interest, if any,

(8)    the name and address of the Paying Agent,

(9)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(10)    the CUSIP, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(11)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such notice information two Business Days (unless a shorter notice shall be agreed to by the Trustee) prior to the date notice is to be given, by the Trustee in the name and at the expense of the Issuer.

Any redemption of, or offer to purchase, the Notes may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion or occurrence of an Equity Offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control. If a redemption or purchase is subject to the satisfaction of one or more conditions precedent, notice of such redemption or purchase may be given in connection with the related Equity Offering, transaction or event, as the case may be, and prior to the completion or the occurrence thereof. Such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived, or at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived, in each case by the redemption or purchase date or by the redemption or purchase date as so delayed. In addition, the Issuer may provide in any notice of redemption or offer to purchase the Notes that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee thereof. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

SECTION 11.07.    Deposit of Redemption or Purchase Price. On or prior to any Redemption Date or purchase date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price or purchase price of, and accrued but unpaid interest, if any, on, all the Notes which are to be redeemed or purchased on such Redemption Date or purchase date. Either the Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with either the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price or purchase price of, and accrued and unpaid interest on, all Notes which are to be redeemed or purchased.

SECTION 11.08.    Notes Payable on Redemption Date or Purchase Date. Notice of redemption or purchase having been given as aforesaid, the Notes so to be redeemed or purchased shall, on the Redemption Date or purchase date, become due and payable, unless such redemption or purchase is conditioned on the happening of a future event, at the Redemption Price or purchase price therein specified (together with accrued but unpaid interest, if any, to the Redemption Date or purchase date), and from and after such Redemption Date or purchase date such Notes shall cease to bear interest (unless the Issuer shall default in the payment of the Redemption Price or purchase price and accrued but unpaid interest, if any). Upon surrender of any such Note for redemption or purchase in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price or purchase price, together with accrued but unpaid interest, if any, to, but excluding, the Redemption Date or purchase date and such Notes shall be canceled by the Trustee; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date or purchase date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 11.09.    Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that the new Notes will only be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 11.10.    Mandatory Redemption; Open Market Purchases. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. In addition, other than as required under Sections 10.16 and 10.17, the Issuer shall not be required to offer to repurchase or redeem or otherwise modify the terms of any of the Notes upon a Change of Control of, or other events involving, the Issuer or any of its Subsidiaries which may adversely affect the creditworthiness of the Notes. The Issuer and its Affiliates may at any time and from time to time purchase Notes in the open market in privately negotiated transactions or otherwise.

ARTICLE TWELVE

GUARANTEES

SECTION 12.01.    Note Guarantees. Subject to this Article Twelve, each Guarantor jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 12.04 hereof.

Each Guarantor hereby agrees (to the extent permitted by applicable law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Note Guarantee. Each Guarantor acknowledges that the Note Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note or in payment of any other obligations hereunder, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of itself or on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Note Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 12.02.    Severability. In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 12.03.    Restricted Subsidiaries. The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 10.15 to execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit A hereto in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis, together with an Officer’s Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Note Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 12.08, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Note Guarantee shall be released in accordance with Section 8.03 and Section 12.08.

SECTION 12.04.    Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to this Section 12.04, result in the obligations of such Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance.

SECTION 12.05.    Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Note Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Note Guarantee of such Guarantor, as they become absolute and matured.

SECTION 12.06.    Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

SECTION 12.07.    Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Note Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

SECTION 12.08.    Release of a Guarantor. Any Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged:

(1)    upon any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor, after which such Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Guarantor, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture;

(2)    (i) upon the release or discharge of the guarantee by such Guarantor with respect to the Senior Credit Facilities, (ii) upon the release or discharge of such other guarantee that resulted in the creation of such Note Guarantee or (iii) in the case of a Note Guarantee created pursuant to clause (ii) under Section 10.15, upon a reduction in aggregate principal amount of the Indebtedness that resulted in such Note Guarantee to $75.0 million or less, except (A) in the case of clauses (i) and (ii), a discharge or release by or as a result of payment under such guarantee after the occurrence of a payment default or acceleration thereunder (it being understood that a release subject to a contingent reinstatement is still a release) and (B) in all cases, if at the time of the release and discharge of such Note Guarantee, such Guarantor would be required to guarantee the Notes pursuant to Section 10.15;

(3)    upon the designation of such Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(4)    upon the Issuer’s exercise of the legal defeasance option or covenant defeasance option as described under Section 13.02 or Section 13.03 or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(5)    upon the merger, amalgamation or consolidation of such Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of such Guarantor; or

(6)    upon the occurrence of a Covenant Suspension Event; provided that (i) such Note Guarantee shall not be released pursuant to this clause (6) for so long as such Guarantor is an obligor with respect to any Indebtedness under the Senior Credit Facilities and (ii) in the case of a Covenant Suspension Event, such Note Guarantee shall be reinstated upon the occurrence of the Reversion Date.

SECTION 12.09.    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Note Guarantees under this Article Twelve.

SECTION 12.10.    Effectiveness of Note Guarantees.

This Indenture, including the provisions set forth in this Article Twelve, shall be effective upon its execution and delivery by the parties hereto.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01.    Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 13.02.    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes and the Note Guarantees on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (1) and (2) below, and the Note Guarantees and to have satisfied all its other obligations under such Notes, Note Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust created pursuant to this Indenture, (2) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Guarantors and the Issuer in connection therewith (including but not limited to those obligations under Section 6.07) and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

SECTION 13.03.    Covenant Defeasance. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 8.01(a)(3), (4) and (5), Sections 8.02(1)(C) and 8.02(2), and in Sections 10.04 through and including 10.17 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(3), and as a result of such Covenant Defeasance, Sections 5.01(4), 5.01(5), and 5.01(7) and, with respect to only any Significant Subsidiary (or group of Restricted Subsidiaries that together constitute a Significant Subsidiary) and not the Issuer, Section 5.01(6), shall no longer be in effect but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 13.04.    Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)    the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)    since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)    the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 13.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

SECTION 13.06.    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.05; provided that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WEIGHT WATCHERS INTERNATIONAL, INC.

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Chief Financial Officer

QHC, LLC

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Vice President and Treasurer

WW FITNESS, INC.

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Secretary and Treasurer

W. W. INVENTORY SERVICE CORP.

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Vice President and Treasurer

W.W.I. EUROPEAN SERVICES, LTD.

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Vice President and Treasurer

W/W TWENTYFIRST CORPORATION

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Vice President and Treasurer

WEIGHT WATCHERS NORTH AMERICA, INC.

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Vice President, Secretary, Treasurer

WEIGHTWATCHERS.COM, INC.

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

Annex I - Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES

1.    Definitions

1.1    Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(d).

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of the Issue Date, the original issue date of the issuance of any Additional Notes and the date on which any such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in rule 902 of Regulation S) in reliance on Regulation S.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means (1) $300,000,000 aggregate principal amount of 8.625% Senior Notes due 2025 issued on the Issue Date and (2) Additional Notes, if any.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated November 20, 2017, between the Issuer, the Guarantors and the Representatives on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement among the Issuer, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Representatives” means Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

1.2    Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Notes”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Note”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Note”	2.1	(a)

2.    The Notes.

2.1    (a) Form and Dating. The Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) Persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, Persons reasonably believed to be QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global notes in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in a form satisfactory to the Issuer and the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S.

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with Section 2.2 below and 2.02 of this Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(c)    Definitive Notes. Except as provided in this Section 2.1, 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2    Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, $300,000,000 aggregate principal amount of 8.625% Senior Notes due 2025 and (2) any Additional Notes for an original issue, in each case, in an aggregate principal amount specified in an Issuer Order pursuant to Section 2.02 of this Indenture. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 3.13 of this Indenture, shall certify that such issuance is in compliance with Section 10.11 of this Indenture.

2.3    Transfer and Exchange.

(a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

(x)    to register the transfer of such Definitive Notes; or

(y)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)    if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)    if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)    if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C)    if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d).

(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)    certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Agent Member account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures of the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then Outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)    Transfer and Exchange of Global Notes.

(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. The Note Registrar shall have no responsibilities with respect to transfers of beneficial interests within a single Global Note.

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)    Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)    In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(v)    During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(d)    Legend. Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form, which legend shall be removed at the written request of a Holder after the one year period described therein, in the case of Notes sold in reliance on Rule 144A, or the 40 day period described therein, in the case of Notes sold in reliance on Regulation S:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) FOR A PERIOD OF [IN THE CASE OF 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS SECURITY, SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A

PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, CERTIFICATES OR OTHER INFORMATION ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, CERTIFICATES OR OTHER INFORMATION ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(e)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee in accordance with its customary procedures. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

2.4    Definitive Notes.

(a)    A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of registered Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 120 days of such notice, or (ii) an Event of Default has occurred or is continuing and the owner of a beneficial interest in a Global Note requests such exchange in writing delivered through the Depository.

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c)    The registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)    In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 5.07, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1

to Annex I

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) FOR A PERIOD OF [IN THE CASE OF 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS SECURITY, SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, CERTIFICATES OR OTHER INFORMATION ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION

OF COUNSEL, CERTIFICATES OR OTHER INFORMATION ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

8.625% Senior Note due 2025

No.	$

CUSIP No. [948626AA4][U94808AB5]

Weight Watchers International, Inc. (the “Issuer”), a Virginia corporation, promises to pay to [                    ]1, or registered assigns, the principal sum [of                  U.S. dollars]2 on December 1, 2025.

Interest Payment Dates: June 1 and December 1 (commencing on June 1, 2018).

Regular Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	For Global Notes insert: Cede & Co.
[2]	For Global Notes insert: set forth on the Schedule of Increases or Decreases in Global Note attached hereto

Dated:

WEIGHT WATCHERS INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

8.625% Senior Note due 2025

1.    Principal and Interest.

The Issuer will pay the principal of this Note on December 1, 2025.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 8.625% per annum.

Interest will be payable semi-annually in arrears (to the Holders of record at the close of business (if applicable) on the May 15 or November 15 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 1, 2018.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 29, 2017; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest borne by the Notes.

2.    Method of Payment.

The Issuer will pay interest (except Defaulted Interest) on the principal amount of the Notes on each June 1 and December 1 (commencing on June 1, 2018) to the Persons who are Holders (as reflected in the Note Register at the close of business (if applicable) on the May 15 or November 15 (whether or not a Business Day) immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal or premium, if any, the Issuer will make payment to the Holder that surrenders this Note to the Paying Agent on or after the date such principal or premium is due and payable.

The Issuer will pay principal (and premium, if any) and interest in U.S. dollars. However, the Issuer may pay principal (and premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) subject to the provisions of the Indenture, by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Note Registrar.

The Issuer initially appoints The Bank of New York Mellon, in New York as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer or any of its Subsidiaries may act as Paying Agent, Note Registrar or co-registrar.

4.    Indenture.

The Issuer issued the Notes under an Indenture dated as of November 29, 2017 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5.    Redemption.

Optional Redemption. At any time prior to December 1, 2020, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as described in Section 11.06 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

On and after December 1, 2020, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described in Section 11.06 of the Indenture, at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2020	104.313%
2021	102.156%
2022 and thereafter	100.00%

In addition, prior to December 1, 2020, the Issuer may, at its option, upon notice as described in Section 11.06 of the Indenture, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 108.625% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date (but excluding any Additional Notes issued under the Indenture after the Issue Date) remains Outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of such Equity Offering.

In connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party approved in writing by the Issuer making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain Outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any Holder in such tender offer) plus accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.

6.    Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, the Holders will have the right to require that the Issuer purchase such Holder’s Outstanding Notes, in whole or in part, at a purchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase and (b) Asset Sales, the Issuer may be obligated to make offers to purchase Notes and Senior Indebtedness of the Issuer with a portion of the Net Proceeds of such Asset Sales at a Redemption Price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

7.    Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar and the Issuer need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer shall not be required to register the transfer or exchange of any registered Definitive Notes for a period of 15 days preceding (a) the record date for any payment of interest on the applicable Notes, (b) any date fixed for redemption of the applicable Notes or (c) the date fixed for selection of the applicable Notes to be redeemed in part. In addition, the Issuer shall not be required to register the transfer or exchange of any Notes selected for redemption.

8.    Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.    Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.    Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued but unpaid interest on the Notes to the Redemption Date or Stated Maturity (without further investment or reinvestment thereon), the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, or will be discharged from certain covenants set forth in the Indenture.

11.    Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or any Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Note Guarantees to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the legal rights under the Indenture of any Holder in any material respect.

12.    Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change in Control; and (ix) disposition of proceeds of Asset Sales. Within 120 days after the end of each fiscal year, the Issuer must report to the Trustee on compliance with such limitations.

13.    Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes or the Note Guarantees and the Indenture, the predecessor Person will be released from those obligations.

14.    Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders). Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered indemnity or security against any loss, liability or expense reasonably satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.    Note Guarantees.

The Issuer’s obligations under the Notes will be fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.    Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

17.    Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

18.    Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.    CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

20.    Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE INDENTURE.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Weight Watchers International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                  agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any “Affiliate” of the Issuer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐    to the Issuer; or

(1)	☐	pursuant to an effective registration statement under the Securities Act; or

(2)	☐	to a Person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                    . The following increases or

decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

☐ If you want to elect to have this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, check the box.

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 10.16 or 10.17 of the Indenture, state the amount in principal amount: $

($1,000 or integral multiples thereof, provided that the unpurchased portion of a Note must be in a minimum principal amount of $2,000)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20     , by                     (the “Guaranteeing Subsidiary”), a subsidiary of the Issuer.

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), have heretofore executed and delivered an indenture (the “Indenture”), dated as of November 29, 2017 providing for the issuance of 8.625% Senior Notes due 2025 (the “Notes”); and

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary covenants and agrees for the equal and ratable benefit of the Holders as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article Twelve thereof.

3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PART[Y][IES] HERETO AGREE[S] TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.    COUNTERPARTS. The part[y][ies] may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the part[y][ies] hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the part[y][ies] hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee is an express and intended third party beneficiary hereof and is entitled to the rights and benefits hereunder and may enforce this Agreement as if it were a party hereto. This provision cannot be amended without the consent of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are those of the Guaranteeing Subsidiary and not of the Trustee.

IN WITNESS WHEREOF, the part[y][ies] hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:

Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:

Name:
Title:

EXHIBIT B

INCUMBENCY CERTIFICATE

The undersigned,                     , being the                      of                      (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Mellon, as Trustee under the Indenture dated as of November 29, 2017, by and among the Issuer, the Guarantors party thereto and The Bank of New York Mellon, as Trustee.

Name	Title:	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the      day of         , 20    .

Name:
Title:

B-1